UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POLO RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE OWNERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

The 2010 Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the “Company”), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 5, 2010, at 9:30 a.m., local time, for the following purposes:

1.  To elect eleven directors to serve until the 2011 Annual Meeting of Stockholders;

2.  To adopt the Company’s 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”);

3.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011; and

4.  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on June 21, 2010 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof.

By Order of the Board of Directors

AVERY S. FISCHER

Senior Vice President, General Counsel and Secretary

New York, New York

June 29, 2010

EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, IT, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY BY VOTING THE SHARES IN PERSON AT THE MEETING.

ONLY STOCKHOLDERS, THEIR PROXY HOLDERS AND THE COMPANY’S INVITED GUESTS MAY ATTEND THE MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE HELD THROUGH AN INTERMEDIARY SUCH AS A BANK OR BROKER AND YOU PLAN TO ATTEND THE MEETING, PLEASE BRING A COPY OF THE ACCOUNT STATEMENT REFLECTING YOUR OWNERSHIP AS OF JUNE 21, 2010 SO THAT THE COMPANY CAN VERIFY YOUR STOCKHOLDER STATUS WHEN YOU CHECK IN AT THE REGISTRATION DESK FOR THE MEETING. FOR SECURITY PURPOSES, THE COMPANY MAY REQUIRE PHOTO IDENTIFICATION FOR ADMISSION.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders

to be Held on August 5, 2010

The proxy statement and annual report to stockholders are available at: http://investor.ralphlauren.com.

Your Vote is Important

Please vote as promptly as possible

by signing, dating and returning the enclosed proxy card.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 5, 2010

This proxy statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for the 2010 Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York on Thursday, August 5, 2010, at 9:30 a.m., local time, and at any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being mailed to the Company’s stockholders on or about July 1, 2010. In this proxy statement, we refer to Polo Ralph Lauren Corporation as the “Company,” “we” or “us.”

A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to the Secretary of the Company, by delivering a later dated proxy, or by voting in person at the Annual Meeting of Stockholders. The address of the Company’s principal executive offices is 650 Madison Avenue, New York, New York 10022.

Only holders of record of shares of the Company’s Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on June 21, 2010, the record date for the Annual Meeting of Stockholders, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting of Stockholders. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share. On June 21, 2010, there were 64,066,084 outstanding shares of Class A Common Stock and 31,780,021 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of the stockholders of the Company.

The Company’s Board of Directors has by resolution fixed the number of directors at eleven. Three directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the Annual Meeting of Stockholders and eligible to vote, and eight directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the Annual Meeting of Stockholders and eligible to vote. The approval of the Company’s 2010 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011 will require the affirmative vote of a majority of the total votes cast on the proposal by the shares of Common Stock present in person or by proxy at the Annual Meeting of Stockholders and eligible to vote. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL”; the Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. Lauren, or members of his family.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting of Stockholders in accordance with the directions given in such proxies. With respect to the election of directors to serve until the 2011 Annual Meeting of Stockholders, holders of either class of Common Stock may vote in favor of all nominees for election by that class, withhold their votes as to specific nominees, or withhold their votes as to all nominees for election by that class. With respect to the approval of the 2010 Stock Incentive Plan, stockholders may vote in favor of approval, vote against approval, or abstain from voting. With respect to the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011, stockholders may vote in favor of ratification, vote against ratification, or abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy will be voted FOR the election of all nominees for election as directors in the applicable class (Proposal 1), FOR the proposal to approve the Company’s 2010 Stock Incentive Plan (Proposal 2) and FOR the proposal to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011 (Proposal 3).

Abstentions and broker non-votes are included in determining whether a quorum is present but will not be counted as votes cast on proposals presented to stockholders. If you hold your shares through a broker, bank or other financial institution, new rules that have taken effect since last year’s meeting will change the manner in which your vote in the election of directors will be handled at our 2010 Annual Meeting. In the past, if you did not transmit voting instructions to your broker before the stockholder meeting, your broker was allowed to vote your shares on your behalf for the election of directors and other matters considered to be routine. Your broker is no longer permitted to vote on your behalf for the election of directors unless you provide specific instructions.

(PROPOSAL 1)

ELECTION OF DIRECTORS

The Company’s Second Amended and Restated By-laws provide that its Board of Directors may fix the number of directors constituting the entire Board of Directors between six and twenty. The Board of Directors has currently fixed the number of directors constituting the entire Board of Directors at eleven. The Company’s Board of Directors is presently divided into two classes, with all directors being elected annually. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the three Class A Directors will be elected by the holders of Class A Common Stock and the eight Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2011 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Each of the Company’s current directors have been nominated for re-election at the 2010 Annual Meeting of Stockholders. Joel L. Fleishman, Frank A. Bennack, Jr. and Steven P. Murphy have been nominated for election as Class A Directors, and Ralph Lauren, Roger N. Farah, Jackwyn L. Nemerov, John R. Alchin, Arnold H. Aronson, Joyce F. Brown, Hubert Joly and Robert C. Wright have been nominated for election as Class B Directors. The Company knows of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, the Board of Directors, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

CLASS A DIRECTOR NOMINEES FOR ELECTION

Frank A. Bennack, Jr.	Age 77

Mr. Bennack has been a director of the Company since January 1998. In June 2008, Mr. Bennack resumed his former role as Chief Executive Officer of The Hearst Corporation. Mr. Bennack has been the Chairman of the Executive Committee and Vice Chairman of the board of directors of The Hearst Corporation since 2002, after serving as President and Chief Executive Officer of The Hearst Corporation since 1979.
Mr. Bennack was, until June 7, 2010, the Chairman of Lincoln Center for the Performing Arts. Mr. Bennack has served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation and JPMorgan Chase & Co. The Company’s Board of Directors has determined that Mr. Bennack is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board a distinguished career and extensive business experience as Chairman and Chief Executive Officer of The Hearst Corporation, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. His current position as Hearst’s Chairman and Chief Executive Officer gives Mr. Bennack critical insights into the operational issues facing a large corporation and provides our Board with valuable experience in the areas of finance, financial reporting and strategic planning. As a result of past Board service to our Company and Mr. Bennack’s current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board with knowledge of our business and perspective with respect to governance and other important matters that come before our Board.

Joel L. Fleishman	Age 76

Mr. Fleishman, a director of the Company since January 1999, has been Professor of Law and Public Policy at the Terry Sanford Institute of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1989. Mr. Fleishman currently serves as Chairman of the board of directors of the Urban Institute and Chairman of the Visiting Committee of the Kennedy School of Government, Harvard University. Mr. Fleishman has served on the board of Boston Scientific Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Fleishman brings strong leadership and extensive public policy and legal experience to our Board. He also brings a unique perspective to the Board from his long tenure in the academic world. Mr. Fleishman’s long-standing scholarly work and public service and extensive experience as a professor of law and public policy provides our Board with valuable insight into a variety of legal and ethical issues relevant to our Company. Mr. Fleishman also has served as a board member of Boston Scientific Corporation and as a result of this service, he has a broad understanding of the operational, financial and strategic issues facing a public company. Mr. Fleishman has been a director of the Company since 1999 and as a result, his knowledge of our business is an important aspect of his service on our Board.

Steven P. Murphy	Age 56

Mr. Murphy has been a director of the Company since November 2005. He served as the President and Chief Executive Officer of Rodale Inc., a privately held publishing company, from 2002 to December 2009. He joined Rodale in 2000 as its President and Chief Operating Officer. Mr. Murphy held the position of Executive Vice President and Managing Director of Disney Publishing Worldwide from 1998 until 2000. From 1991 to 1998, Mr. Murphy served as President of EMI Music/Angel records.

Experience, Qualifications, Attributes and Skills

Mr. Murphy brings to the Board extensive business and management experience obtained through his role as a Chief Executive Officer of Rodale, Inc., a publishing and media company, and through executive positions with various entertainment companies. As Chief Executive Officer of Rodale, Mr. Murphy had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development. In addition, Mr. Murphy’s extensive experience in the area of publishing and entertainment provides the Board with insight into the areas of media, communications and technology. As a result of this service, he has a broad understanding of the operational, financial and strategic issues facing public companies and provides the Board with valuable perspective with respect to these matters that come before the Board.

CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren	Age 70

Mr. Lauren has been the Chairman, Chief Executive Officer and a director of the Company since prior to the Company’s initial public offering in 1997, and was a member of the Advisory Board or Board of Directors of the Company’s predecessors since their organization. Mr. Lauren founded the Company’s business in 1967. For over 43 years, Mr. Lauren has cultivated the iconography of America into a global lifestyle brand.

Experience, Qualifications, Attributes and Skills

Mr. Lauren is an internationally recognized fashion designer. His unique role as the founder and chief executive officer of the Company provides our Board with valuable leadership in the area of design, brand management and marketing. Mr. Lauren’s contributions to the Company over the past 43 years have been instrumental in defining the Company’s image and direction. As one of the world’s most innovative design leaders and a fashion icon, Mr. Lauren’s career has spanned four decades that have resulted in numerous unique tributes for his role within the fashion industry. Mr. Lauren is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board.

Roger N. Farah	Age 57

Mr. Farah has been the President, Chief Operating Officer and a director of the Company since April 2000. He was Chairman of the board of directors of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 until April 2000, and was Chief Executive Officer of Venator Group, Inc. from December 1994 until August 1999. Mr. Farah is Chairman of the Finance Committee and a member of the Executive Committee of the National Retail Federation. He is currently a member of the boards of Aetna Inc. and The Progressive Corporation. Mr. Farah has served on the board of directors of Toys “R” Us, Inc.

Experience, Qualifications, Attributes and Skills

Mr. Farah’s day-to-day leadership as the Company’s President and Chief Operating Officer provides our Board with intimate knowledge of the Company’s operations, challenges and opportunities. Mr. Farah has strong marketing, brand management and consumer insights developed in his over 30 years of experience in the retail industry. In addition, Mr. Farah has significant public company experience as demonstrated by his past and current service on a number of public company boards, including Aetna Inc., The Progressive Corporation and Toys “R” Us, Inc. He has experience in managing diversified global companies and serves on the boards of other public companies, and as a result, has a broad understanding of the challenges facing public companies. Mr. Farah is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board.

Jackwyn L. Nemerov	Age 58

Ms. Nemerov has been an Executive Vice President of the Company since September 2004 and a director of the Company since February 2007. She was President & Chief Operating Officer of Jones Apparel Group, Inc. from January 1998 until March 2002. Prior to that, Ms. Nemerov was affiliated with Allied Stores, Bernard Chaus and Gloria Vanderbilt for Murjani.

Experience, Qualifications, Attributes and Skills

Ms. Nemerov brings strong leadership and business experience to our Board. She has over 30 years of retail, brand management and operations experience. Her position as the Company’s Executive Vice President provides our Board with valuable insight and perspective into the Company’s operations, wholesale division, licensed products and global manufacturing and merchandising. Ms. Nemerov brings to our Board extensive management experience in the apparel and retail industry and her in-depth knowledge of this industry provides our Board with critical insights into key aspects of the Company’s core business.

John R. Alchin	Age 62

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. He served as Executive Vice President and Treasurer of Comcast from January 2000 to November 2002. Mr. Alchin joined Comcast in 1990 as Senior Vice President and Treasurer. Mr. Alchin is currently a member of the board of trustees of BNY Mellon Funds Trust, a member of the board of trustees of the Philadelphia Museum of Art, Chairman of PMA Finance Committee and Co-Chair of PMA Corporate Executive Board. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust. Prior to serving on the board of trustees of BNY Mellon Funds Trust, Mr. Alchin served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Company’s Board of Directors has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board substantial business and financial experience. Mr. Alchin’s experience as a Co-Chief Financial Officer and Treasurer of Comcast Corporation, a major broadband cable operator and content and programming supplier, provides our Board with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations and treasury functions. Mr. Alchin’s financial expertise offers our Board with a deep understanding of accounting and audit-related issues. In addition, Mr. Alchin’s service as a member of the board of various financial institutions provides our Board with perspective in the areas of corporate finance and governance matters.

Arnold H. Aronson	Age 75

Mr. Aronson has been a director of the Company since November 2001. He has been the Managing Director, Retail Strategies at Kurt Salmon Associates, a global management consulting firm specializing in services to retail and consumer products companies, since 1997. In his career, Mr. Aronson served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., Batus Retail Group, the then parent entity of among others, Saks Fifth Avenue, Marshall Fields and Kohls and then of Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as Vice Chairman of the board of trustees of The New School University and as Chairman of the board of governors of its Eugene Lang College and is a member of the board of governors of its Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Mr. Aronson has substantial business and retail industry experience. Mr. Aronson’s experience as an executive in a consulting firm specializing in retail and consumer companies as well as his experiences as a chief executive officer of major retail companies provides our Board with valuable insight into operational and strategic issues related to the retail industry. As a former chief executive officer of several major retail entities, including Saks Fifths Avenue, Inc. and Marshall Fields, Mr. Aronson has intimate knowledge in the areas of marketing, financial reporting and merchandising. In addition, Mr. Aronson’s service on the boards of academic institutions provides our Board with valuable understanding of governance matters.

Dr. Joyce F. Brown	Age 63

Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology and Chief Executive Officer of the Educational Foundation for the Fashion Industries since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean, of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, Dr. Brown was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown is currently a member of the board of directors of USEC Inc. Dr. Brown has served on the boards of PAXAR Corporation and Linens n’ Things, Inc.

Experience, Qualifications, Attributes and Skills

Dr. Brown brings to our Board extensive leadership and insight into the fashion industry through her roles as President of the Fashion Institute of Technology, a complex, multi-faceted college that focuses on educating and preparing the next generation of leaders in the fashion industry, and Chief Executive Officer of the Educational Foundation for the Fashion Industries. In addition, Dr. Brown’s prior government service provides the Board with unique perspectives into regulatory issues and processes. Dr. Brown also possesses public company experience as demonstrated by her past service on the board of Linens n’ Things and her current service on the board of USEC Inc.

Hubert Joly	Age 50

Mr. Joly has been a director of the Company since June 2009. Mr. Joly has served as the President and Chief Executive Officer of Carlson Companies, Inc. (“Carlson”), a hospitality and travel company, since March 2008. Mr. Joly also serves as a member of Carlson’s board of directors. Mr. Joly joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. Previously, Mr. Joly served as Executive Vice President, American Assets at Vivendi Universal (“Vivendi”) from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly currently serves on the boards of The Rezidor Hotel Group, Carlson Wagonlit Travel, the Minneapolis Institute of Arts, the Minnesota Business Partnership and the World Travel and Tourism Council.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board extensive management and leadership experience obtained through his roles as President and Chief Executive Officer and a director of Carlson as well as his role as Chairman of the Board of Carlson Wagonlit Travel, a global leader in business travel management. Mr. Joly’s current position as Chief Executive Officer of Carlson gives him critical insights into the operational issues facing a large international corporation and provides our Board with valuable insight in the areas of finance, financial reporting and strategic planning. In his current position and as a former executive at Vivendi and Electronic Data Systems, Mr. Joly possesses a deep understanding of international issues affecting the Company.

Robert C. Wright	Age 67

Mr. Wright has been a director of the Company since May 2007. Mr. Wright is a Co-Founder of Autism Speaks. He has also been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008. He served as the Vice Chairman of the board of General Electric Company (“GE”) and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007, and continued to serve as Chairman of the NBC Universal board of directors until 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications. Mr. Wright has served on the boards of GE and NBC Universal. Mr. Wright also served as member of the board of trustees for New York Presbyterian Hospital and RAND Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Wright brings to the Board extensive business leadership and management experience. Mr. Wright’s roles as Vice Chairman of GE’s board and President and Chief Executive Officer of NBC Universal gives him knowledge and insight into the complex issues facing our Company, in particular on the operational, financial, strategic planning and corporate governance fronts. These experiences provide Mr. Wright with a thorough understanding of, and appreciation for, the role of the Board. In addition, Mr. Wright’s service as a member of the boards of non-profit organizations provides our Board with an added perspective in the areas of governance matters.

Director Attendance at Annual Meetings of Stockholders and Meetings of the Board of Directors

As provided in the Company’s Corporate Governance Policies, directors are expected to attend each Annual Meeting of Stockholders. All of the eleven directors then constituting the entire Board of Directors attended the 2009 Annual Meeting of Stockholders.

The Company’s Board of Directors held four meetings during its 2010 fiscal year, which ended on April 3, 2010. All of the members of the Company’s Board of Directors attended at least 75% of the meetings held by the Board of Directors and the committees of the Board of Directors on which he or she served. The Company’s Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

CORPORATE GOVERNANCE

The Company’s Board of Directors and management are committed to sound corporate governance. The Company has in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “SEC”) and the NYSE. Consistent with the Company’s commitment to corporate governance, the Company does not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. The key components of the Company’s corporate governance framework are set forth in the following documents:

•	the Company’s Amended and Restated Certificate of Incorporation;

•	the Company’s Second Amended and Restated By-Laws;

•	the Company’s Corporate Governance Policies;

•	the Company’s Audit Committee Charter;

•	the Company’s Nominating & Governance Committee Charter;

•	the Company’s Compensation & Organizational Development Committee Charter;

•	the Company’s Code of Business Conduct and Ethics; and

•	the Company’s Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on the Company’s investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance”. Copies of these documents are available to stockholders without charge upon written request to the Company’s Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board of Directors may grant a waiver under the Company’s codes of ethics to any director or executive officer, and any such waiver will be promptly posted on the Company’s website.

Company Leadership Structure

Mr. Ralph Lauren has been the Chairman of the Board and Chief Executive Officer (CEO) of the Company for over 43 years. Mr. Lauren is not only the Chairman and CEO of the Company but is also the founder, creator and name which is inextricably linked to the Company’s various brands. His aesthetic vision and direction are unique and integral components of the Company’s success. Mr. Lauren’s career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of Fashion Designers of America’s four highest honors—the Lifetime Achievement Award, the Womenswear Designer of the Year Award, the Menswear Designer of the Year Award and the Retailer of the Year Award. In addition, Mr. Lauren and entities controlled by the Lauren family own approximately 83% of the voting power of the Company’s outstanding Common Stock. Given the unparalleled mark that Mr. Lauren has on the Company, the Board believes that it is appropriate and in the best interest of the Company’s stockholders for Mr. Lauren to serve as both Chairman and CEO.

The Board also believes that the current combination of the Chairman and CEO roles fosters effective decision-making and alignment on corporate strategy. The combined role of Chairman and CEO enables decisive leadership and enhances the Company’s ability to communicate its vision and strategy clearly and consistently to stockholders, employees and customers in the fashion and retail industry. Unified leadership for the Board and the Company best allows for focus on the oversight and implementation of the Company’s strategic initiatives and business plan.

Director Independence and Non-Management Director Meetings

The Company’s Board of Directors believes that a majority of its directors should be independent, and has determined that all of its non-management directors, Mr. John R. Alchin, Mr. Arnold H. Aronson, Mr. Frank A. Bennack, Jr., Dr. Joyce F. Brown, Mr. Joel L. Fleishman, Mr. Hubert Joly, Mr. Steven P. Murphy and Mr. Robert C. Wright, are independent in accordance with the guidelines established under the Company’s Corporate Governance Policies and the NYSE’s corporate governance listing standards. The Company’s guidelines for determining directors’ independence are set forth as Appendix A to this proxy statement.

At each of the Company’s regularly scheduled Board and Committee meetings, the independent directors participate in an executive session without the Chairman and CEO or any members of the Company’s management present. In fiscal 2010, all of the Company’s non-management directors met together as a full Board four times without any management representatives present. During these executive sessions of independent directors, the Chairs of each of the Audit Committee, the Compensation & Organizational Development Committee and the Nominating & Governance Committee preside on a rotating basis based on the topics to be discussed.

Board Oversight of Risk

The Company’s management is responsible for understanding and managing the risks that the Company faces in its business, and the Board of Directors is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board in reviewing the Company’s strategic objectives and business plans is a significant element of the Board’s assessment of management’s approach and tolerance for risk. In addition, the committees of the Board, primarily through the Audit Committee and Compensation & Organizational Development Committee, report to the full Board at each regularly scheduled Board meeting on any identified material risks within that committee’s area of responsibilities. The Audit Committee has responsibility for oversight of corporate finance and financial reporting related risks, including those related to the Company’s accounting, auditing and financial reporting practices. The Compensation & Organizational Development Committee is responsible for the oversight of the Company’s compensation policies and practices, including conducting risk assessments, evaluating and approving the Company’s executive compensation and benefit plans and programs.

Analysis of Risks Arising from Compensation Policies and Programs

The Compensation & Organizational Development Committee has reviewed an assessment by management of the Company’s compensation programs and practices for its employees, including its executive and non-executive programs and practices. This assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks. As a result of this review, the Compensation & Organizational Development Committee determined that any risks that may result from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Independent Committees of the Board of Directors

The Company’s Board of Directors has established three committees consisting solely of independent directors—the Audit Committee, the Compensation & Organizational Development Committee and the Nominating & Governance Committee.

Director	Audit Committee	Compensation & Organizational Development Committee	Nominating & Governance Committee
John R. Alchin	X
Arnold H. Aronson	X		X
Frank A. Bennack, Jr.	C	X
Dr. Joyce F. Brown	X		C
Joel L. Fleishman		C	X
Hubert Joly		X
Steven P. Murphy		X	X
Robert C. Wright			X
C = Chair X = Member

Audit Committee. The Audit Committee appoints the Company’s independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews, (ii) management’s compliance with the Company’s major accounting and financial reporting policies, (iii) the adequacy of the Company’s financial organization and management’s procedures and policies relating to its internal control over financial reporting, and (iv) the Company’s compliance with applicable laws relating to accounting practice. The Audit Committee met five times in fiscal 2010. The Board of Directors has determined that each member of the Audit Committee is financially literate and that at least two members of the Audit Committee, Mr. Bennack, its Chair, and Mr. Alchin, are audit committee financial experts, as defined by the SEC. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 3) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Compensation & Organizational Development Committee. The Compensation & Organizational Development Committee reviews and approves the compensation of executive officers and certain key members of the Company’s senior management and compensation plans and arrangements with respect to the Company’s executive officers, and also administers the plans in which executive officers may participate, including the Company’s 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”) and its Executive Officer Annual Incentive Plan (the “EOAIP”). In addition, the Compensation & Organizational Development Committee maintains oversight in the development of succession plans for certain key executive positions within the Company’s senior management and may review and provide guidance on certain of the Company’s programs relating to the Company’s diversity, talent review and leadership development. The Compensation & Organizational Development Committee met 16 times in fiscal 2010. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company’s Board of Directors or Compensation & Organizational Development Committee.

Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board of Directors, develops and recommends corporate governance policies to the Board of Directors, exercises oversight of the evaluation of the members of the Board of Directors and committees and recommends to the Board of Directors policies and principles for Chief Executive Officer succession, selection and performance reviews. The Nominating & Governance Committee met four times in fiscal 2010.

Director Nominating Procedures and Diversity

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board of Directors for its consideration. The Nominating & Governance Committee, guided by the membership criteria established by the Board of Directors in the Company’s Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. The Company seeks to maintain a majority of independent directors and the Board of Directors considers a number of factors in selecting director candidates. Although the Company does not have a formal policy concerning diversity considerations, the Nominating & Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board and identifying Director nominees. In addition, the board considers the contributions the individual can make to the Board of Directors and management as the Company strives for a body of directors reflecting different genders, ethnic backgrounds and professional experiences and expertise. In the Board’s annual self-evaluation, one of the factors that the Board considers is whether the membership of the Board provides an adequate mix of characteristics, experience and skills to serve the Company and its stockholders effectively. The Nominating & Governance Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Chairman of the Board of Directors, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Nominating & Governance Committee engages a third party to assist it, the Nominating & Governance Committee approves the fees that the Company pays for these services.

The Nominating & Governance Committee will consider candidates recommended by the Company’s directors, members of management and stockholders, and will evaluate candidates recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement members of the Board of Directors and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Chairman and other members of the Company’s Board of Directors. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

The Company’s stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating & Governance Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in the best interests of the Company and the Company’s stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2011 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by March 4, 2011. The written notice must include:

•

all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on the Company’s books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary, Polo Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

The Company’s stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in the Company’s Second Amended and Restated By-laws, which are described below under the caption “ADDITIONAL MATTERS—Stockholder Proposals for the 2011 Annual Meeting of Stockholders.”

Director Communications

Stockholders and interested parties may contact any of the Company’s directors, including the Chairman of the Board of Directors, the Chairs of the Board of Directors’ independent Committees, any Committee of the Board of Directors, the Board of Directors’ non-management directors as a group or the entire Board of Directors, by writing to them as follows: [Name(s)/Title(s)], c/o Legal Department and Office of the Corporate Secretary, Polo Ralph Lauren Corporation, 625 Madison Avenue, 12th Floor, New York, New York 10022.

Communications received in this manner will be handled in accordance with the procedures approved by the Company’s independent directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	spam

•	junk mail and mass mailings

•	product complaints

•	product inquiries

•	new product suggestions

•	resumés and other forms of job inquiries

•	surveys

•	business solicitations or advertisements

In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Audit Committee Communications

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of non-employee directors, through the Office of the Secretary as described above under “Director Communications.” Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of its internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP (“Ernst & Young”), as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we have met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ended April 3, 2010. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management, the Company’s internal auditors and Ernst & Young the Company’s consolidated financial statements for the fiscal year ended April 3, 2010 and the Company’s internal control over financial reporting. We also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Ernst & Young provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and we discussed their independence with them. In determining Ernst & Young’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence. We received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management, our internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended April 3, 2010 be included in the Company’s Annual Report on Form 10-K. We also approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011.

Members of the Audit Committee

Frank A. Bennack, Jr. (Chair)

John R. Alchin

Arnold H. Aronson

Dr. Joyce F. Brown

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 21, 2010 by: (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company’s voting securities, (ii) each director, (iii) each of the executive officers whose names appear in the summary compensation table under the heading “SUMMARY COMPENSATION TABLE” below (the “named executive officers”) and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of June 21, 2010, there were 1,098 holders of record of the Company’s Class A Common Stock.

							Voting Power of Total Common Stock %
	Class A Common Stock			Class B Common Stock(1)
	Number		%	Number		%
Ralph Lauren	1,381,590	(2)	2.1%	29,004,109	(3)	91%	76.1%
Roger N. Farah	168,364	(4)	*	—		—	*
Jackwyn L. Nemerov	252,861	(5)	*	—		—	*
John R. Alchin	16,255	(6)	*	—		—	*
Arnold H. Aronson	18,897	(7)	*	—		—	*
Frank A. Bennack, Jr.	40,397	(8)	*	—		—	*
Dr. Joyce F. Brown	6,260	(9)	*	—		—	*
Joel L. Fleishman	40,309	(10)	*	—		—	*
Hubert Joly	7,046	(11)	*	—		—	*
Steven P. Murphy	15,397	(12)	*	—		—	*
Robert C. Wright	22,255	(13)	*	—		—	*
Tracey T. Travis	31,379	(14)	*	—		—	*
Mitchell A. Kosh	18,423	(15)	*	—		—	*
FMR LLC	8,068,217	(16)	12.6	—		—	2.1
Wells Fargo & Company	4,090,918	(17)	6.4	—		—	1.1
All directors and executive officers as a group (13 persons)	2,019,433	(18)	3.1%	29,004,109	(3)	91%	76.2%

*	Less than 1.0%

(1)

Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family.

(2)	Includes 1,245,836 options vested as of June 21, 2010 or within 60 days thereafter representing the right to purchase shares of Class A Common Stock.

Does not include (i) unvested options to purchase 99,999 shares of Class A Common Stock, (ii) 75,221 unvested performance based restricted stock units, subject to upward or downward adjustment, (iii) 277,992 unvested restricted stock units that entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock and that are subject to accelerated vesting in certain circumstances as described under “Executive Employment Agreements—Ralph Lauren’s Employment Agreement”, and (iv) 204,118 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered until Mr. Lauren’s separation of service from the Company or, if earlier, upon a change of control).

(3)

Includes (i) 4,741,830 shares of Class B Common Stock held by certain grantor retained annuity trusts established by Mr. Lauren of which Mr. Lauren and Roger N. Farah are the trustees, (ii) 1,531,607 shares of Class B Common Stock held by certain grantor retained annuity trusts established by Ricky Lauren, Mr. Lauren’s wife, of which Ms. Lauren and Mr. Farah are the trustees, (iii) 918,770 shares of Class B Common Stock held by Ms. Lauren, and (iv) 8,792,342 shares of Class B Common Stock held by Lauren Family, L.L.C., a limited liability company of which Mr. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. Lauren. The managers of Lauren Family, L.L.C. are Mr. Lauren’s children, Andrew Lauren, David Lauren and Dylan Lauren. Actions by Lauren Family, L.L.C. require the consent of a majority of the managers.

This amount does not include (i) 200,000 shares of Class B Common Stock held by a trust for the benefit of Mr. Lauren’s issue of which Mr. Lauren is not a trustee, (ii) 1,026,289 shares of Class B Common Stock held by successor trusts for the benefit of Mr. Lauren’s issue and for various trusts of which Mr. Lauren is a grantor (Mr. Lauren is not a trustee of the successor trusts and Mr. Farah is one of the trustees of these successor trusts) and (iii) 1,549,623 shares of Class B Common Stock held by successor trusts for the benefit of Ms. Lauren’s issue and for various trusts of which Mr. Lauren is a grantor (Mr. Lauren is not a trustee of the successor trusts and Mr. Farah is one of the trustees of these successor trusts).

(4)

Includes vested options representing the right to purchase 50,000 shares of Class A Common Stock. Does not include unvested options to purchase 126,639 shares of Class A Common Stock and an aggregate of (i) 58,141 performance based restricted stock units, subject to upward or downward adjustment, and (ii) 170,563 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered until Mr. Farah’s separation of service from the Company or, if earlier, upon a change of control (as defined in Mr. Farah’s employment agreement)).

Does not include an aggregate of 6,273,437 shares of Class B Common Stock held by grantor retained annuity trusts established by Ralph Lauren and Ricky Lauren of which Mr. Farah is a co-trustee. Does not include an aggregate of 2,575,912 shares of Class B Common Stock held by successor trusts established by Ralph Lauren and Ricky Lauren for the benefit of their issue of which Mr. Farah serves as one of the trustees.

(5)

Includes options vested as of June 21, 2010 or within 60 days thereafter representing the right to purchase 234,054 shares of Class A Common Stock. Does not include unvested options to purchase 36,445 shares of Class A Common Stock or unvested performance based restricted stock units with respect to 91,238 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(6)

Includes 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 9,801 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 3,951 shares of Class A Common Stock.

(7)

Includes 3,000 shares owned by Mr. Aronson’s spouse, 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 9,909 shares of Class A Common Stock. Does not include unvested options to purchase 3,951 shares of Class A Common Stock.

(8)

Includes 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 21,909 shares of Class A Common Stock. Does not include unvested options to purchase 3,951 shares of Class A Common Stock.

(9)

Includes 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 3,240 shares of Class A Common Stock. Does not include unvested options to purchase 3,951 shares of Class A Common Stock.

(10)

Includes 4,000 shares held indirectly in a retirement account, 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 21,909 shares of Class A Common Stock. 9,500 shares of Class A Common Stock are pledged in a margin brokerage account. Does not include unvested options to purchase 3,951 shares of Class A Common Stock.

(11)

Includes 546 restricted shares of Class A Common Stock and options vested as of June 21, 2010 or within 60 days thereafter representing the right to purchase 2,500 shares of Class A Common Stock. Does not include unvested options to purchase 6,356 shares of Class A Common Stock.

(12)

Includes 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 11,409 shares of Class A Common Stock. Does not include unvested options to purchase 3,951 shares of Class A Common Stock.

(13)

Includes 1,556 restricted shares of Class A Common Stock and vested options representing the right to purchase 9,801 shares of Class A Common Stock. Does not include unvested options to purchase 3,951 shares of Class A Common Stock.

(14)

Includes options vested as of June 21, 2010 or within 60 days thereafter representing the right to purchase 29,070 shares of Class A Common Stock. Does not include unvested options to purchase 8,082 shares of Class A Common Stock or unvested performance based restricted stock units with respect to 10,544 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(15)

Includes options vested as of June 21, 2010 or within 60 days thereafter representing the right to purchase 16,395 shares of Class A Common Stock. Does not include unvested options to purchase 5,247 shares of Class A Common Stock or unvested performance based restricted stock units with respect to 10,544 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(16)

According to a Schedule 13G filed February 16, 2010: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 7,650,863 shares of Class A Common Stock as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”); (ii) Strategic Advisers, Inc. (“SAI”) is the beneficial owner of 50 shares of Class A Common Stock; (iii) FIL Limited (“FIL”) is the beneficial owner of 224,720 shares of Class A Common Stock; (iv) Pyramis Global Advisors, LLC (“PGALLC”) is the beneficial owner of 50,070 shares of Class A Common Stock; and (v) Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 142,514 shares of Class A Common Stock. Each of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares of Class A Common Stock beneficially owned by Fidelity, SAI, PGALLC and PGATC. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Fidelity Funds, has the sole power to dispose of the 7,650,863 shares of Class A Common Stock owned by the Fidelity Funds. Each of Edward C. Johnson 3d and FMR LLC, through its control of SAI, has the sole power to vote or direct the vote of, and to dispose of, the 50 shares of Class A Common Stock owned by individuals to which they provide advisory services. FIL has sole dispositive power over 224,720 shares of Class A Common Stock and sole power to vote or direct the vote over 197,100 shares of Class A Common Stock. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGALLC has the sole power to vote or direct the vote of, and to dispose of, the 50,070 shares of Class A Common Stock owned by institutional accounts managed by PGALLC. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has the sole power to vote or direct the vote over 133,774 shares of Class A Common Stock and sole dispositive power over 142,514 shares of Class A Common Stock owned by institutional accounts managed by PGATC. Neither FMR LLC nor Edward C. Johnson has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds. The address of each of these persons, other than FIL, PGALLC and PGATC, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The address for PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

(17)

According to a Schedule 13G filed January 28, 2010, Wells Fargo & Company (“WFC”), on behalf of itself and certain of its subsidiaries, including Metropolitan West Capital Management, LLC (“MWCM”), an investment advisor, may be deemed to be the beneficial owner of an aggregate of 4,090,918 shares of Class A Common Stock. WFC has sole voting power over 1,861,673 shares of Class A Common Stock, shared voting power over 12,068 shares of Class A Common Stock, sole dispositive power over 4,032,863 shares of Class A Common Stock and shared dispositive power over 12,307 shares of Class A Common

Stock. MWCM has sole voting power over 1,644,810 shares of Class A Common Stock and sole dispositive power over 3,776,947 shares of Class A Common Stock. The address for WCF is 420 Montgomery Street, San Francisco, CA 94104. The address for MWCM is 610 Newport Ctr Dr, #1000, Newport Beach, CA 92660.

(18)

Includes options vested, as of June 21, 2010 or within 60 days thereafter, granted under the Company’s 1997 Stock Incentive Plan and the Company’s prior 1997 Non-Employee Director Stock Option Plan (such plan expired on December 31, 2006) representing options for the right to acquire 1,665,833 shares of Class A Common Stock and 11,438 restricted shares of Class A Common Stock granted under the Company’s 1997 Stock Incentive Plan. Does not include unvested options granted under the 1997 Stock Incentive Plan, representing options for the right to acquire 310,425 shares of Class A Common Stock, 245,688 unvested performance based restricted stock units (a portion of which are subject to upward or downward adjustment), 277,992 unvested restricted stock units or 374,681 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered to either Mr. Lauren or Mr. Farah, as the case may be, until his separation of service from the Company or if earlier, upon a change of control (as defined in each of their employment agreements) granted under the 1997 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company’s Class A Common Stock with the SEC and to provide copies of these reports to the Company. These filing requirements also apply to certain beneficial owners of more than ten percent of the Company’s Class A Common Stock. To the Company’s knowledge, based solely on the Company’s review of the copies of Section 16(a) reports furnished to the Company during and with respect to the fiscal year ended April 3, 2010 and on written representations from certain reporting persons that no Form 5s were required to be filed by such persons, all reportable transactions during that fiscal year were reported on a timely basis.

DIRECTOR COMPENSATION

The compensation for non-employee directors is as follows:

•	an annual retainer fee for each non-employee director of $45,000;

•	an annual retainer fee for each Committee Chair of $15,000; and

•

an annual equity award for non-employee directors with a target equity value of $94,000. One-half of the target equity value will be delivered in the form of options to purchase shares of the Company’s Class A Common Stock and one-half will be delivered in the form of restricted shares of Class A Common Stock. The options and the restricted shares of Class A Common Stock will vest over three years in equal annual installments. The exercise term for stock options granted after August 11, 2006 is seven years. Previously, the exercise term for such options was ten years.

The fee paid to non-employee directors for each meeting of a Committee of the Board of Directors that a director attends is $2,000 per Committee meeting. The annual retainer and attendance fees are paid to the non-employee directors in quarterly installments in arrears.

A non-employee director also receives a grant of options to purchase 7,500 shares of the Company’s Class A Common Stock at the time that the director joins the Board of Directors of the Company. These options will vest over three years in equal annual installments and the exercise term is seven years. The annual equity award to non-employee directors is awarded on April 1st of each year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

The Company’s Board of Directors and Compensation & Organizational Development Committee believe it is important for key members of the Company’s senior management team and its non-employee directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. As a result, on May 17, 2010, the Compensation & Organizational Development Committee established stock ownership guidelines for the Company’s non-employee directors and the named executive officers and select other members of the Company’s senior management group, to further link their interests with those of stockholders. The guidelines provide that non-employee directors and such executives must attain ownership of a specific number of shares by June 2015, which is within five years of the implementation of the guidelines. Non-employee directors and executives who join the Company after the implementation of the guidelines will have five years from the date that they joined the Company to attain the requisite numbers of shares specified in the guidelines. For directors, the guideline is based on a fixed share target of 2,400 shares. Further details on the guidelines for executive officers are provided in “COMPENSATION DISCUSSION AND ANALYSIS”.

The Company reimburses its non-employee directors for reasonable travel expenses to attend Board of Directors and Committee meetings. Non-employee directors are also provided with a merchandise discount on most Company products.

DIRECTOR COMPENSATION TABLE FISCAL YEAR 2010

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2010. Directors who are employees of the Company receive no compensation for their services as directors and do not serve on any Committees of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
John R. Alchin(4)	55,000	93,292	94,086	—	—	52	242,430
Arnold H. Aronson(5)	61,000	93,292	94,086	—	—	124	248,502
Frank A. Bennack, Jr.(6)	102,000	93,292	94,086	—	—	124	289,502
Dr. Joyce F. Brown(7)	78,000	93,292	94,086	—	—	124	265,502
Joel L. Fleishman(8)	100,000	93,292	94,086	—	—	124	287,502
Hubert Joly(9)	39,500	46,639	215,353	—	—	—	301,492
Judith A. McHale(10)	12,799	46,653	47,033	—	—	124	106,609
Steven P. Murphy(11)	85,000	93,292	94,086	—	—	124	272,502
Robert C. Wright(12)	53,000	93,292	94,086	—	—	52	240,430

(1)

The annual retainer for each non-employee director is $45,000 plus an additional $15,000 for each Committee Chair. The fee paid to non-employee directors for each meeting of a Committee of the Board of Directors that a director attends is $2,000 per Committee meeting.

(2)

The stock compensation amounts shown reflect the aggregate grant date fair value, assuming no risk of forfeiture, of awards granted during fiscal 2010. These amounts have been calculated in accordance with Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”), as issued by the Financial Accounting Standards Board. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The Company determines the fair value of restricted stock using the average of the high/low stock price on the date of grant, as adjusted to reflect the absence of dividends for those restricted securities that are not entitled to dividend equivalents. The assumptions used in the valuation of stock-based awards are discussed in Note 20 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year 2010.

The Company grants annual equity awards to non-employee directors each year on April 1st. The Company utilizes a 52-53 week fiscal year ending on the Saturday closest to March 31st, which resulted in fiscal 2010 ending on April 3, 2010 and reflecting a 53-week period. As such, non-employee directors received two annual equity awards grants during fiscal 2010, on April 1, 2009 and April 1, 2010.

(3)	This amount represents deferred cash dividends paid during fiscal 2010 on outstanding restricted shares of the Company’s Class A Common Stock.

(4)	John R. Alchin is a member of the Audit Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$10,000 for attendance at meetings of the Audit Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Mr. Alchin held options to purchase 13,752 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

(5)	Arnold H. Aronson is a member of the Nominating & Governance Committee and Audit Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$16,000 for attendance at meetings of the Audit Committee and Nominating & Governance Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Mr. Aronson held options to purchase 13,860 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

(6)	Frank A. Bennack, Jr. is Chair of the Audit Committee and a member of the Compensation & Organizational Development Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$15,000 for an annual retainer fee as Chair of the Audit Committee;

•	$42,000 for attendance at meetings of the Audit Committee and Compensation & Organizational Development Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Mr. Bennack held options to purchase 25,860 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

(7)	Dr. Joyce F. Brown is Chair of the Nominating & Governance Committee and a member of the Audit Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$15,000 for an annual retainer fee as Chair of the Nominating & Governance Committee;

•	$18,000 for attendance at meetings of the Nominating & Governance Committee and Audit Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Dr. Brown held options to purchase 7,191 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

(8)	Joel L. Fleishman is Chair of the Compensation & Organizational Development Committee and a member of the Nominating & Governance Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$15,000 for an annual retainer fee as Chair of the Compensation & Organizational Development Committee;

•	$40,000 for attendance at meetings of the Compensation & Organizational Development Committee and Nominating & Governance Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Mr. Fleishman held options to purchase 25,860 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

(9)	Hubert Joly was appointed to the Board of Directors on June 30, 2009 and as a member of the Compensation & Organizational Development Committee on November 4, 2009. Fiscal 2010 compensation included:

•	$33,500 in annual retainer fees;

•	$6,000 for attendance at meetings of the Compensation & Organizational Development Committee;

•

$215,353 representing the aggregate grant date fair value of an initial grant of options to purchase 7,500 shares of the Company’s Class A Common Stock made on June 30, 2009 and an annual grant of options to purchase 1,356 shares of the Company’s Class A Common Stock made on April 1, 2010; and

•	$46,639 representing the aggregate grant date fair value of an annual grant of 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2010.

At the end of fiscal 2010, Mr. Joly held options to purchase 8,856 shares of the Company’s Class A Common Stock and 546 shares of restricted stock.

(10)

Judith A. McHale resigned from the Board of Directors on May 22, 2009 upon her confirmation and acceptance of the position of Under Secretary for Public Diplomacy and Public Affairs for the Department of State. She was a member of the Compensation & Organizational Development Committee. Fiscal 2010 compensation included:

•	$6,799 in annual retainer fees prorated through resignation date;

•	$6,000 for attendance at meetings of the Compensation & Organizational Development Committee; and

•

$93,686 representing the aggregate grant date fair value of an annual grant comprised of 1,122 restricted shares of the Company’s Class A Common Stock and 2,889 options to purchase shares of the Company’s Class A Common Stock made on April 1, 2009. Since this annual grant was forfeited in its entirety upon Ms. McHale’s resignation, the Company did not recognize any related compensation expense in fiscal 2010.

At the end of fiscal 2010, Ms. McHale held options to purchase 1,072 shares of the Company’s Class A Common Stock.

(11)	Steven P. Murphy is a member of the Nominating & Governance Committee and the Compensation & Organizational Development Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$40,000 for attendance at meetings of the Compensation & Organizational Development Committee and Nominating & Governance Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Mr. Murphy held options to purchase 15,360 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

(12)	Robert C. Wright is a member of the Nominating & Governance Committee. Fiscal 2010 compensation included:

•	$45,000 in annual retainer fees;

•	$8,000 for attendance at meetings of the Nominating & Governance Committee;

•

$94,086 representing the aggregate grant date fair value of annual grants of options to purchase 2,889 and 1,356 shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively; and

•

$93,292 representing the aggregate grant date fair value of annual grants of 1,122 and 546 restricted shares of the Company’s Class A Common Stock made on April 1, 2009 and April 1, 2010, respectively.

At the end of fiscal 2010, Mr. Wright held options to purchase 13,752 shares of the Company’s Class A Common Stock and 1,556 shares of restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

The Company maintains executive compensation programs designed to promote sustained business growth and results. These programs, taken together, are designed to drive stockholder value through the following principles:

•	attract, motivate and retain qualified executives;

•	establish challenging goals balanced between short-term and long-term objectives;

•	award a meaningful portion of compensation in variable (versus fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards;

•	promote collaborative leadership behavior designed to achieve goals in a complex global organization; and

•	avoid unnecessary or excessive risk-taking that would reward executives at the expense of stockholders.

The Company believes the effectiveness of its compensation philosophy and programs has contributed to notable achievements that exceed many of its industry peers and compare favorably to the S&P 500 Index as well as companies in the Fortune 500. The Company’s total shareholder annual rate of return was 17.2% for the 1999-2009 period, ranking us 42nd among the Fortune 500 companies according to a recent survey conducted by Fortune magazine. The Company’s net income figure has more than tripled in the past ten years, representing an approximate 12.8% compound annual growth rate. In addition to these quantitative performance indicators, the Company has successfully executed strategic initiatives of significant value to its stockholders including: expanding in international markets, increasing its direct-to-consumer reach, continuing product innovation and extending merchandise branding. The Company believes in pay for performance by rewarding its executives for the achievement of superior financial and strategic performance.

To support its goals of attracting and retaining quality talent, the Company has taken steps to maintain its compensation at competitive levels while, at the same time, seeking to avoid inequities within the Company. While the Company considers, among other things, competitive market compensation paid by other companies in establishing its compensation programs, it does not use a designated peer group as a primary comparative metric given the lack of competitors with comparable breadth of product lines, multiple channels of distribution and geographic reach. On that basis, the Company does not maintain a certain target percentile within a peer group or otherwise rely heavily on this type of data to determine executive compensation.

Roles for Determining Compensation for Executives

Role of Compensation & Organizational Development Committee and Management. The Compensation & Organizational Development Committee of the Company’s Board of Directors is responsible for reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation payable to Ralph Lauren, the Company’s Chairman and Chief Executive Officer (“CEO”) and to set, subject to applicable contractual obligations previously approved by the Compensation & Organizational Development Committee, Mr. Lauren’s compensation based on this evaluation. In determining the long-term incentive component of Mr. Lauren’s compensation, the Compensation & Organizational Development Committee will also consider, among such other factors as it may deem relevant, the Company’s performance, shareholder returns, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to Mr. Lauren in past years.

The Compensation & Organizational Development Committee reviews and approves, on an annual basis, the compensation of key members of the Company’s senior management, including the four other named executive officers who are listed in the Summary Compensation Table: Roger N. Farah, the Company’s President

and Chief Operating Officer, Jackwyn Nemerov, the Company’s Executive Vice President, Tracey T. Travis, the Company’s Senior Vice President and Chief Financial Officer, and Mitchell A. Kosh, the Company’s Senior Vice President, Human Resources, subject to applicable contractual obligations previously approved by the Compensation & Organizational Development Committee for each officer. In addition, the Compensation & Organizational Development Committee regularly reviews the design and structure of all of the Company’s compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further the Company’s strategic priorities.

Role of Compensation Consultants. The Compensation & Organizational Development Committee has retained the services of an independent advisor to provide guidance in association with significant executive compensation decisions. For fiscal 2010, the Compensation & Organizational Development Committee relied on the services of Exequity LLP (“Exequity”) to provide ongoing advisory services. The Compensation & Organizational Development Committee retains sole responsibility for engaging Exequity and meets with its advisor, as needed, in the Committee’s discretion. From time to time, and in response to directives from the Compensation & Organizational Development Committee, Exequity has conducted specific projects for the Board of Directors. In addition, from time to time, the Company consults with Exequity in conjunction with the preparation of executive compensation-related materials for the Compensation & Organizational Development Committee’s review and consideration. During Fiscal 2010, Exequity has not provided any services to the Company other than those relating to its role as compensation advisor to the Compensation & Organizational Development Committee.

Separate from the Compensation & Organizational Development Committee’s consultant, during fiscal 2010, management retained the services of Compensation Advisory Partners, LLC (CAP), as its independent compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation recommendations to present to the Compensation & Organizational Development Committee for its review and consideration.

Components of Executive Compensation

The principal elements of our executive compensation program in fiscal 2010 are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	—Provide a competitive, fixed level of cash compensation to attract and retain talented, skilled executives.

Annual Cash Bonus	Variable, performance-based cash compensation earned based on achieving pre-established annual goals.	—Motivate and reward executives to achieve or exceed current-year Company financial goals.

Long-Term Equity Incentives	Variable equity compensation to promote achievement of longer-term goals.

• Stock Options	Stock options are granted at Fair Market Value with pro-rata three year vesting and a 7 year term.	—Align with stockholders’ interests. —Provide value to the extent stock price rises above grant price.

• Pro-Rata Restricted Performance Share Units (“RPSUs”)	Earned and eligible for payout ratably over three years based on achievement of pre-established performance goal for the current fiscal year and continued employment with the Company until the second and third vesting date.

—Facilitate and reward achievement of annual Company financial goals through a combination of performance goal and time-based payouts.

—Aid in retention of key executives in a highly competitive market for talent.

• Cliff RPSUs	Earned based on the Company’s achievement of cumulative net earnings for a period of three fiscal years and continued employment.

—Align executives’ and stockholders’ interests by linking rewards with achievement of goals for a multi-year period based on the Company’s long-term growth plan.

—Aid in retention of key executives in a highly competitive market for talent.

Employment Agreements.

The Company has a longstanding practice of entering into employment agreements with its corporate officers and select members of the Company’s senior management. The Company believes that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. Employment agreements for the CEO and the COO are developed and approved by the Compensation & Organizational Development Committee in consultation with the Compensation & Organizational Development Committee’s independent compensation advisor. Employment agreements for the other three named executive officers are established by Messrs. Lauren and Farah in consultation with, and subject to the approval of, the Compensation & Organizational Development Committee.

The guidelines for salary, bonus and certain other compensation components for each named executive officer are set forth in his or her respective employment agreement. The agreements also provide certain benefits under various termination or change in control situations. The Company believes that these benefits enhance the value of the business by preserving the continuity of management during potential change in control situations and by focusing the Company’s senior executives on the Company’s long-term priorities. See “Executive Employment Agreements”, “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each named executive officer’s employment agreement.

During fiscal 2010, the Company renewed the employment agreements for all of the named executive officers (except Mr. Lauren). Additionally, on June 29, 2009, the Company amended Mr. Lauren’s employment agreement to provide that, commencing in the Company’s 2010 fiscal year, Mr. Lauren will receive performance-based restricted stock units rather than time-based restricted stock units. The amendment to Mr. Lauren’s employment agreement also provides that the Compensation & Organizational Development Committee will have the authority, in its good faith discretion, to reduce the amount of Mr. Lauren’s annual equity grants. The Compensation & Organizational Development Committee believes that these changes further aligned Mr. Lauren’s compensation with the Company’s performance and stockholders’ interests.

The specific terms of each new individual employment agreement reflect the Compensation & Organizational Development Committee’s perspective regarding the appropriate mix and level of compensation based on each executive’s role, responsibilities, and current and expected contributions to the Company. In addition, the Compensation & Organizational Development Committee and the Company considered the following additional specific factors in determining compensation for each of the named executive officers:

•

Mr. Farah—During over ten years with the Company, Mr. Farah has developed and executed strategies to grow the Company’s business and to enhance the Company’s brands worldwide. The results of his efforts are reflected in the Company’s financial results. The Company also considered that Mr. Farah’s salary and bonus opportunity had remained unchanged since 2002, and that he had been granted stock awards in association with the terms of subsequent employment contract amendments and renewals. In view of the extended period of time that had elapsed since his previous pay adjustment, the Company determined that changes to Mr. Farah’s compensation were timely and appropriate. In addition, the Company reviewed Mr. Farah’s compensation history, pay standards in the relevant labor market, comparisons to the Company’s other named executive officers, stock ownership position at the time of the contract execution, and the importance to the Company of ensuring that Mr. Farah’s future awards would be commensurate with the achievement of critical operating objectives, as well as returns received by investors.

•

Ms. Nemerov—Ms. Nemerov’s longstanding record of accomplishments in the apparel and related industries has proven to be invaluable to the Company. In just under six years with the Company, Ms. Nemerov has successfully led key acquisitions, including childrenswear, Polo Jeans Company, footwear, and small leather goods, as well as the launch of the American Living brand. Ms. Nemerov’s responsibilities have grown significantly with the addition of the Home division and the Asia Pacific region. These initiatives are in direct support of the Company’s overall strategy to continue to build and extend its brand and expand its international presence.

•

Ms. Travis—During more than five years with the Company, Ms. Travis’s broad-based operational and financial background combined with significant domestic and international experience has strengthened the Company’s global growth capabilities.

•

Mr. Kosh—Over the past ten years with the Company, Mr. Kosh has developed and built a global human resources organization which has been integral to supporting the Company’s ongoing strategic objectives and business development worldwide.

Base Salary. Base salaries for the named executive officers are set forth in their respective employment agreements and are designed to provide a fixed level of compensation. Periodically, however, the Compensation & Organizational Development Committee may consider proposals from the Company’s management to approve increases to the base salaries for the named executive officers other than Mr. Lauren and Mr. Farah. The Company believes that a significant portion of an executive’s compensation should be at risk and as a result, base salary increases for the named executive officers have been infrequent and the incremental amounts have been modest.

In fiscal 2010, Mr. Kosh received an increase in his base salary from $625,000 to $675,000, effective as of July 2009. The Company believes that this increase was appropriate in light of Mr. Kosh’s current and historical contributions to the Company and experience and expertise in the retail industry. Mr. Lauren, Mr. Farah, Ms. Nemerov and Ms. Travis did not receive increases in their respective base salaries in fiscal 2010.

Annual Cash Incentive Bonuses (EOAIP). The Company’s named executive officers participate in a stockholder approved, short-term cash incentive bonus plan, the Executive Officer Annual Incentive Plan (“EOAIP”). The EOAIP is designed to promote achievement of the Company’s key financial goals for the current year.

Key features of the EOAIP include:

•

Payouts are based on different levels of achievement, which consist of Threshold, Target and Maximum levels. The Compensation & Organizational Development Committee establishes the Threshold, Target and Maximum levels each year. In fiscal 2010, the Compensation & Organizational Development Committee determined the following levels:

•	Threshold: the minimum level of performance for which a bonus is paid and typically set at 80% of the Target level. No bonuses will be earned if the Threshold level of performance is not achieved.

•	Target: 100% achievement of financial goals.

•	Maximum: achievement at a superior level of performance of up to 110% of the Target Level.

•	No payouts are made in any year in which the Company fails to earn a profit.

•

Participants are eligible for a bonus opportunity based 100% on the Company’s overall performance without consideration of performance within a specific division, subject to adjustments, if applicable, as described further below.

•	Participants may have individual payout schedules based upon each such participant’s existing employment agreement.

•	The Compensation & Organizational Development Committee has the authority to:

•	determine the EOAIP participants from among the Company’s executive officers;

•	establish the required achievement levels against pre-determined performance goals under the EOAIP;

•	exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP; and

•

establish the financial performance goals (from the list of performance measures previously approved by stockholders) and payout schedules, including any adjustments to the extent permitted under Section 162(m) of the Code to omit, among other things, the effect of extraordinary items, any gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

The Company believes that maintaining the EOAIP for the Company’s corporate officers provides the Compensation & Organizational Development Committee with the flexibility to maintain an incentive plan for these officers that is tightly aligned with their significant roles and broad responsibilities within the Company and reflects their contributions to the overall success of the Company.

Fiscal 2010 Cash Incentive Bonuses. Each year, the Company engages in an extensive and deliberate process to establish its budget, performance measures and performance targets which are then presented to the Compensation & Organizational Development Committee for approval.

After the Company’s independent auditors issue their final audit opinion for the completed fiscal year, the Compensation & Organizational Development Committee determines and approves the annual cash incentive bonuses payable to each named executive officer based strictly on the Company’s achievement against pre-determined financial goals, established budget figures, performance measures and performance targets, without any discretionary performance factors taken into consideration. The Company believes that the performance of each of the named executive officers is represented by the Company’s results and thus, individual performance is not considered in determining their bonuses. Each of Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh have their respective bonuses adjusted from minus 10% to plus 10% based upon the degree of achievement of an additional strategic financial goal. The bonus payment for Mr. Lauren, pursuant to his employment agreement, is based solely on actual performance against the Company overall performance measures as selected by the Compensation & Organizational Development Committee for the applicable fiscal year and is not adjusted based on performance against the specific strategic financial goal established by the Compensation & Organizational Development Committee. All bonuses under the EOAIP are capped. The specific application of these caps is subject to the respective employment agreements of each of the named executive officers. For the past decade, the Company has used this process to motivate and stretch the performance of its senior management team.

For fiscal 2010, under the EOAIP, the performance measure selected was net income before taxes and the strategic financial goal performance measure selected was Company selling, general and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. The Company believes that net income before taxes is a comprehensive indicator of the Company’s annual performance and that managing selling, general and administrative expenses as a percentage of net revenues is an important part of the Company’s ongoing strategic objectives.

In fiscal 2010, the target net income before taxes figure for payment of awards was $452.4 million. At the time that the targets were set in June 2009, global economic conditions and the outlook for our industry remained highly uncertain. Due to these factors, the Company planned for results for fiscal 2010 to be less than results for fiscal 2009 and set budgets and performance targets accordingly. The Company believed that the specific targets for fiscal 2010 were challenging given the unprecedented market turmoil and difficult business environment. Despite these very difficult circumstances, in fiscal 2010, the actual net income before taxes figure for payment of awards was $723.2 million after giving effect to various adjustments approved by the Compensation & Organizational Development Committee in accordance with the rules previously established by the Compensation & Organizational Development Committee at the beginning of the fiscal year.

The Company’s named executive officers were each eligible for a bonus in fiscal year 2010 when the Company reached 80% of the net income before taxes target which was previously established by the Compensation & Organizational Development Committee. The Company believes that the actual degree of achievement, which far exceeded target, represents outstanding performance and that the payment of bonuses at the maximum level is consistent with the results of such performance. The table below sets forth the threshold bonus, target bonus, maximum bonus and actual fiscal 2010 bonus for each of the named executive officers:

Name	Threshold Bonus	Target Bonus	Maximum Bonus(2)	Actual fiscal 2010 Bonus(3)
Ralph Lauren(1)	$6,500,000	$13,000,000	$19,500,000	$19,500,000
Roger N. Farah(1)	$3,000,000	$6,000,000	$9,000,000	$9,900,000
Jackwyn L. Nemerov(1)	$900,000	$1,800,000	$2,700,000	$2,970,000
Tracey T. Travis(1)	$200,000	$400,000	$800,000	$880,000
Mitchell A. Kosh(1)	$200,000	$400,000	$800,000	$880,000

(1)

Bonus targets and maximum bonus amounts payable to Mr. Lauren, Mr. Farah and Ms. Nemerov are set forth in their respective employment agreements. In connection with the renewal of Mr. Farah’s and Ms. Nemerov’s employment agreements, for the reasons discussed above at “—Employment Agreements”, Mr. Farah’s annual threshold, target and maximum bonus were increased from the fiscal 2009 levels of $900,000, $1,800,000 and $2,700,000, respectively, and Ms. Nemerov’s annual threshold, target and maximum bonus were increased from the fiscal 2009 levels of $517,500, $900,000 and $1,800,000, respectively. In addition, for the reasons discussed above at “—Employment Agreements”, Ms. Travis’s annual threshold, target and maximum bonus were increased from the fiscal 2009 levels of $181,250, $362,500 and $725,000, respectively, and Mr. Kosh’s annual threshold, target and maximum bonus were increased from the fiscal 2009 levels of $156,250, $312,500 and $625,000, respectively.

(2)	Except for Mr. Lauren, the maximum bonus amount shown does not reflect adjustments up or down which may be made based on relative achievement of the strategic financial goals.

(3)

Except for Mr. Lauren, this amount reflects upward adjustment of 10% to reflect the Company’s achievement of its strategic financial goal (Company’s selling, general and administrative expenses as a percentage of net revenues).

Long-Term Equity-Based Incentives. The Company maintains a program of long-term equity-based incentives that are intended to align executive and stockholder interests and encourage executive decision making that maximizes stockholder value creation over the long term.

All equity awards are granted under the Company’s 1997 Stock Incentive Plan. If the holders of a majority of the Common Stock of the Company approve the 2010 Stock Incentive Plan, the 2010 Stock Incentive Plan will become effective and no further grants of awards will be made under the 1997 Stock Incentive Plan. In recommending the approval of the 2010 Stock Incentive Plan, the Compensation & Organizational Development Committee and the Company considered, among other things, time lapsed since the last share request, historical and projected share utilization and general market trends related to share requests. See “Proposal 2—Proposal to Adopt the 2010 Long-Term Stock Incentive Plan”.

Stock Options. The Company grants non-qualified stock options that vest ratably over a three-year period subject to continued employment with the Company through the applicable vesting date. Stock options are granted at an exercise price equal to the fair market value (calculated as the average of the high and low stock prices on the NYSE) of the Company’s Class A Common Stock on the grant date. The Company has not issued stock options with accelerated vesting features except as specified in certain employment agreements. In addition, the Company has not re-priced or re-issued any stock options because the Company’s 1997 Stock Incentive Plan prohibits the re-pricing or re-issuing of stock options. The proposed 2010 Stock Incentive Plan will have the same prohibition on re-pricing or re-issuing of stock options.

The vast majority of stock options are granted to the Company’s eligible executives, including the Company’s named executive officers, at regular Compensation & Organizational Development Committee meetings which are usually scheduled at least one year in advance of the actual meeting dates. In fiscal 2010, the Compensation & Organizational Development Committee set the grant date for this annual award of stock options approximately three weeks before the Company’s first fiscal quarter earnings release date, making the grants effective in mid-July. In addition to the annual awards, grants may be made to certain newly hired or promoted executives at the end of the fiscal quarter. Such awards are typically granted and priced as of the last business day for the fiscal quarter following the hiring or promotion of an executive.

Restricted Performance Share Units (RPSUs). The Company issues Cliff RPSUs and Pro-Rata RPSUs, both of which provide a recipient with the opportunity to receive shares of the Company’s Class A Common Stock based on the Company’s achievement of performance goals over a specified period. The Company’s achievement of its performance goals is subject to adjustment to exclude the effect of certain events and transactions as permitted under the 1997 Stock Incentive Plan, and under the proposed 2010 Stock Incentive Plan, in accordance with the rules established by the Compensation & Organizational Development Committee at the beginning of the fiscal year in which any such grants are made.

The performance measures for each kind of RPSU are set by the Compensation & Organizational Development Committee at the time of grant and may include one or more of the following factors:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share;

•	net operating profit;

•	net revenue or net revenue growth;

•	gross profit or gross profit growth; or

•	return on assets.

Cliff RPSUs. Cliff RPSUs granted in fiscal 2010 will vest after the end of fiscal 2012, based on the Company’s cumulative net earnings for the performance period fiscal years 2010 – 2012. The Company believes that net earnings is an appropriate performance measure for an extended period since it is a comprehensive measure that assesses the overall performance of the Company over a significant period of time and is aligned with measures often used by the investment community.

The grant provides a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. The performance and payout levels are summarized as follows:

Performance Level	% of Goal Achieved	% of Target Cliff RPSUs Vested
Threshold	70%	75%

Target	100%	100%

Maximum	110%	150%
No payout is earned for performance below Threshold and vesting is interpolated for performance between 70% and 100% of target, and for performance between 100% and 110% of target.

Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation & Organizational Development Committee, during the applicable performance term.

In June 2010, Cliff RPSU awards that were granted in fiscal 2008 vested based upon the Company’s achievement of pre-established financial goals. The cumulative net earnings performance target of the Company for the three year fiscal period 2008 – 2010 was $1,445.1 million and actual performance of $1,410.8 million was 97% of target. In establishing the targets for the fiscal 2008 Cliff RPSUs, the Company required ongoing performance improvement based on the three year plan for fiscal 2008 – 2010 and believed that the targets would be difficult but achievable with significant effort. However, the unexpected and severe market turmoil during the final 18 months of the performance period affected the Company’s cumulative performance. Based on this performance, the Cliff RPSUs that vested in June 2010 were paid out at 98% of target.

Pro-Rata RPSUs. Pro-Rata RPSUs issued in fiscal 2010 vest one third each year over three years. All three tranches of the fiscal 2010 Pro-Rata RPSUs were earned and available for vesting based on the Company’s achievement of the fiscal 2010 performance goal. The performance level that had to be achieved in order for the fiscal 2010 Pro-Rata RPSUs to be earned and available for vesting was the Threshold level of $361.9 million, which, in this case, was 80% of the target net income before taxes figure of $452.4 million. In fiscal 2010, the Company exceeded this net income before taxes performance level, after giving effect to various adjustments approved by the Compensation & Organizational Development Committee in accordance with the terms of the awards. As a result, 100% of the target shares for the first tranche of the fiscal 2010 Pro-Rata RPSUs vested and were paid out. The second and third tranches of the fiscal 2010 Pro-Rata RPSUs will vest based solely on continuous service from the grant date to the respective vesting dates for the second and third tranches. If the performance goal had not been achieved in fiscal 2010, all three tranches of the fiscal 2010 Pro-Rata RPSU awards would have been forfeited. The Company believes that the use of net income before taxes as a measure for the award of Pro-Rata RPSUs is, like the performance measure utilized under the EOAIP, a comprehensive indicator of the Company’s annual performance. Unlike Cliff RPSUs, the Pro-Rata RPSUs do not provide for payouts above or below the target shares awarded. At the time goals were established in June 2009 for the fiscal 2010 Pro-Rata RPSUs, the Company expected that results for fiscal 2010 would be less than fiscal 2009 due to highly uncertain economic and business conditions and set performance targets accordingly. In that environment, the Company believed that the specific targets for fiscal 2010 Pro-Rata RPSUs were challenging.

Fiscal 2010 Long-Term Equity-Based Incentive Awards. In fiscal 2010, each of the named executive officers received the following long-term equity grants:

Name	Stock Options(1)	Cliff RPSUs	Pro-Rata RPSUs
Ralph Lauren	100,000	75,000	—
Roger N. Farah	126,639	58,141	—
Jackwyn L. Nemerov(2)	27,138	59,918	9,669
Tracey T. Travis	5,553	5,098	1,977
Mitchell A. Kosh	5,553	5,098	1,977

(1)	The stock options granted to each of the named executive officers have a term of seven years. All options vest ratably on the first three anniversaries of the date of grant.

(2)

Of the 59,918 Cliff RPSUs that Ms. Nemerov received, 35,000 of these Cliff RPSUs provide for payout between 75%-100% of target shares but unlike the Cliff RPSUs for the other executives, do not provide opportunity for a payout above 100% of target shares. In addition, these 35,000 Cliff RPSUs will be eligible to vest in full at the end of fiscal 2012, subject to the Company’s achievement of the same cumulative, three-year net earnings performance goal as established and approved by the Compensation & Organizational Development Committee for the Cliff RPSUs issued to all other executives in fiscal 2010.

The Compensation & Organizational Development Committee establishes guidelines annually for determining long-term equity-based incentive grants to its executives under the Company’s 1997 Stock Incentive Plan. These guidelines generally provide that the type of awards and the number of shares to be granted to employees are based on their position levels within the Company. Messrs. Lauren, Farah and Ms. Nemerov receive long-term equity-based incentive awards as provided under their respective employment agreements and, in Mr. Lauren’s case, under an amendment to his employment agreement effective June 29, 2009 with respect to the Company’s 2010 and subsequent fiscal years. This amendment provides that Mr. Lauren will no longer be entitled to grants of time-based restricted stock units and will instead receive grants of Cliff RPSUs which are performance-based and similar in nature to those provided to the other named executive officers. In fiscal 2010, consistent with each of their respective employment agreements, Mr. Lauren and Mr. Farah received Cliff RPSUs and stock options and Ms. Nemerov received Stock Options, Pro-Rata RPSUs and Cliff RPSUs. Messrs. Lauren and Farah recommend annual equity awards for the two other named executive officers, which are subject to the approval of the Compensation & Organizational Development Committee. In determining the equity awards for Ms. Travis and Mr. Kosh, Messrs. Lauren and Farah took into consideration each executive’s current compensation arrangement, the length of time that had passed since each executive’s last compensation had been modified and the fact that a material portion of each executive’s compensation should be in the form of long-term equity awards. In fiscal 2010, Ms. Travis and Mr. Kosh received three types of long-term equity awards—Stock Options, Cliff RPSUs and Pro-Rata RPSUs.

Employee Benefits. The Company provides a number of benefit plans to all eligible employees, including its named executive officers. These benefits include programs such as medical, dental, life insurance, short and long-term disability coverage and a 401(k) plan. The Company’s senior management and its named executive officers are also eligible for an executive medical plan covering such executives and their eligible dependents, an annual executive physical, financial counseling, and an annual car allowance.

Other Benefits. The Company provides its named executive officers with other benefits that it believes are reasonable, competitive and consistent with the Company’s overall executive compensation program. The Company believes that these benefits generally allow its executives to work more efficiently, promote the Company’s brand and are legitimate business expenses, although it also recognizes that these costs can be viewed as personal benefits. The costs of these benefits constitute only a small percentage of each named executive officer’s total compensation. The Company provides the use of an automobile and driver to Mr. Lauren and to Ms. Nemerov (and, for Ms. Nemerov, gross-up payments to cover tax liability for personal use with respect thereto). Beginning with calendar year 2010, Ms. Nemerov will no longer receive a gross-up payment to cover such tax liability. In addition, pursuant to their respective employment agreements and for security purposes, Mr. Lauren and Mr. Farah are required to use private aircraft for any travel and are reimbursed for any expenses incurred. The Company’s named executive officers are also permitted to use its aircraft for personal travel on a limited basis. The Company also provides a merchandise discount on most Company products to all of its employees, including its named executive officers. See the “All Other Compensation” column of the Summary Compensation Table and related footnotes for a discussion of all perquisites and other personal benefits provided to our named executive officers.

Deferred Compensation. The Company maintains a Supplemental Executive Retirement Plan (“SERP”) for certain of its executives, generally for those who had a title of Vice President and above when they were admitted to such plan. In October 2004, the Company ceased admitting new participants under the SERP. During fiscal 2009, the Company suspended annual contributions to the SERP, and participants were allowed to withdraw their balances in early fiscal 2010 if they no longer wished to remain a participant in the SERP. Participants who remain in the SERP continue to receive interest on SERP balances based on the mid-term Applicable Federal Rate. All of the 32 remaining participants in the SERP are 100% vested.

Three of the five named executive officers, Mr. Farah, Ms. Nemerov and Mr. Kosh were participants in the SERP. Pursuant to the election made available to all SERP participants, Mr. Farah and Ms. Nemerov elected to withdraw their entire SERP balances and did so in early fiscal year 2010. Mr. Kosh remains a participant in the SERP. Additional information regarding Mr. Farah’s and Ms. Nemerov’s SERP withdrawal is included in the “Non Qualified Deferred Compensation Table”.

The SERP account balance for remaining participants is payable upon termination of employment as follows:

Amount of Vested Balance	Payment Provision
$200,000 or more	Payment is made in equal installments over 3 years
less than $200,000	Lump-Sum Payment

Other provisions consistent with IRS rules apply in the event of a participant’s disability, retirement or death.

Stock Ownership Guidelines. The Company’s Board of Directors and Compensation & Organizational Development Committee believe it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity based, which places a substantial portion of compensation at risk over a long-term period. As a result, on May 17, 2010, the Compensation & Organizational Development Committee established stock ownership guidelines for the Company’s non-employee directors and the named executive officers and select other members of the Company’s senior management group, to further link their interests with those of stockholders. The guidelines provide that non-employee directors and such executives must attain ownership of a specific number of shares by June 2015, which is within five years of the implementation of the guidelines. Non-employee directors and executives who join the Company after the implementation of the guidelines will have five years from the date that they joined the Company to attain the requisite numbers of shares specified in the guidelines. For executives, the guidelines are based on fixed share targets which vary depending on the executive’s position and level within the Company. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section.

Stock ownership guidelines for the named executive officers are:

Name	Share Ownership Target
Ralph Lauren	80,000 shares
Roger N. Farah	45,000 shares
Jackwyn L. Nemerov	35,000 shares
Tracey T. Travis	18,000 shares
Mitchell A. Kosh	18,000 shares

Shares directly or beneficially owned by the executive count toward the achievement of ownership guidelines. The Compensation & Organizational Development Committee believes that this is the most consistent method of determining ownership, as unvested performance share units and vested but unexercised stock options may not determine the actual number of shares that an individual owns until a future date.

Certain Tax Matters. Although Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as the Company’s named executive officers, other than the Chief Financial Officer), qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company’s EOAIP and 1997 Stock Incentive Plan, and the proposed 2010 Stock Incentive Plan, are designed to permit the deductibility of awards payable to the Company’s named executive officers for Federal income tax purposes even if the compensation paid to any such officer exceeds $1,000,000. Under Mr. Lauren’s employment agreement, a portion of his annual base salary will not be deductible since it exceeds $1,000,000. See “Executive Employment Agreements.”

In assessing compensation proposals with respect to the named executive officers, the Compensation & Organizational Development Committee considers, among other things, the tax deductibility of such compensation, but reserves the right to compensate named executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portions of the compensation paid to a named executive officer whose compensation is subject to the deduction limits described above may not, as a result of timing of such award or otherwise, be deductible by the Company.

Accounting Matters. Each element of the compensation that the Company pays to its executives is expensed in the Company’s financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Company considers in determining the amount, form, and design of each pay component for its executives.

Adjustment or Recovery of Awards. In August 2007, the Company amended the EOAIP to include adoption of a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of its financial statements. Under this policy, if, as a result of a named executive officer’s intentional misconduct or gross negligence, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Compensation & Organizational Development Committee of the Company may, in its reasonable discretion, require such executive to promptly reimburse the Company for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or accrued during the twelve month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement. In May 2009, the Company also adopted this policy with regard to awards granted to its named executive officers under the Company’s 1997 Stock Incentive Plan (and this policy will continue to apply under the proposed 2010 Stock Incentive Plan). The Company has not experienced any situations or occasions that could have resulted in a recovery of an award or payment under such policy. If the Company does experience a situation or occasion that could result in such a recovery in the future, the Compensation & Organizational Development Committee would assess the circumstances relating to the potential recovery and take such legally permissible actions as it believes to be appropriate in its discretion at such time. The Company may also seek repayment, in the reasonable discretion of the Compensation & Organizational Development Committee, of bonus payments or awards provided to executives based upon the occurrence of various events such as termination of employment for cause, a material violation of material written policies of the Company or a breach of any restrictive covenants.

Compensation & Organizational Development Committee Report

The Compensation & Organizational Development Committee, composed entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management and with the other members of the Board of Directors. Based on these reviews and discussions, the Compensation & Organizational Development Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation & Organizational Development Committee:

Joel L. Fleishman (Chair)

Frank A. Bennack, Jr.

Hubert Joly

Steven P. Murphy

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by the Company’s chief executive officer, the Company’s chief financial officer and the Company’s three other executive officers serving as of April 3, 2010, the end of the Company’s 2010 fiscal year (the “named executive officers”), for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended April 3, 2010, March 28, 2009 and March 29, 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Ralph Lauren	2010	1,250,000	—	4,061,250	2,213,000	19,500,000	—	675,757	27,700,007
Chairman & CEO	2009	1,250,000	—	4,332,000	2,170,000	13,886,364	—	400,817	22,039,181
	2008	1,000,000	—	10,056,000	7,057,500	12,000,000	—	452,643	30,566,143

Roger Farah	2010	900,000	—	4,481,508	3,868,821	9,900,000	—	165,975	19,316,304
President & COO	2009	900,000	—	0	0	2,197,800	—	167,135	3,264,935
	2008	900,000	—	18,855,000	0	1,980,000	—	181,439	21,916,439

Jackwyn Nemerov	2010	900,000	—	5,367,343	829,066	2,970,000	—	78,281	10,144,690
Executive Vice President	2009	900,000	—	1,926,844	462,651	1,207,800	—	216,979	4,714,274
	2008	900,000	—	1,806,299	500,643	999,900	—	207,956	4,414,798

Tracey Travis	2010	725,000	—	379,313	108,284	880,000	—	47,622	2,140,219
SVP and Chief Financial Officer	2009	725,000	—	319,741	76,802	486,475	—	41,836	1,649,854
	2008	687,308	—	447,736	222,962	381,754	—	29,194	1,768,954

Mitchell Kosh	2010	661,538	—	379,313	108,284	880,000	—	53,182	2,082,317
SVP Human Resources	2009	625,000	—	319,741	76,802	419,375	—	48,325	1,489,243
	2008	625,000	—	299,848	83,054	347,188	—	64,639	1,419,729

(1)

The amounts reported in this column represent base salaries paid to each of the named executive officers for the applicable fiscal year as provided for in each of their respective employment agreements. See “Executive Employment Agreements”.

(2)

The named executive officers did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established, substantially uncertain and communicated goals, including payments under the EOAIP, appear in the column headed, “Non-Equity Incentive Plan Compensation”.

(3)

The stock compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of restricted stock unit (“RSU”) and RPSU (both Pro-Rata RPSU and Cliff RPSU) awards granted during fiscal 2010, fiscal 2009 and fiscal 2008, calculated in accordance with ASC 718. The Company determines the fair value of RSU and RPSU awards using the average of the high/low stock price on the date of grant, as adjusted to reflect the absence of dividends for those restricted securities that are not entitled to dividend equivalents. For RPSUs, the amounts shown in the table reflect the aggregate grant date fair value at the Target achievement level.

For Mr. Lauren, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $2,030,625 for fiscal 2010.

For Mr. Farah, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $2,240,754 for fiscal 2010. Fiscal 2008 Cliff RPSUs vested in June 2010 at 98% of target shares payout, resulting in a decrease to the aggregate grant date fair value of $377,100.

For Ms. Nemerov, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $960,340 for fiscal 2010 and $736,667 for fiscal 2009. Fiscal 2008 Cliff RPSUs vested in June 2010 at 98% of target shares payout, resulting in a decrease to the aggregate grant date fair value of $26,153.

For Ms. Travis, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $136,524 for fiscal 2010 and $122,264 for fiscal 2009. Fiscal 2008 Cliff RPSUs vested in June 2010 at 98% of target shares payout, resulting in a decrease to the aggregate grant date fair value of $4,340.

For Mr. Kosh, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $136,524 for fiscal 2010 and $122,264 for fiscal 2009. Fiscal 2008 Cliff RPSUs vested in June 2010 at 98% of target shares payout, resulting in a decrease to the aggregate grant date fair value of $4,340.

(4)

The stock compensation amounts shown reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards granted during fiscal 2010, fiscal 2009 and fiscal 2008, calculated in accordance with ASC 718. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 20 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year 2010.

(5)

The amounts reported in this column represent payments made under the EOAIP in June 2008 with respect to fiscal 2008, June 2009 with respect to fiscal 2009 and in June 2010 with respect to fiscal 2010.

(6)	The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified. See “Non-Qualified Deferred Compensation Table”.

(7)

The amounts reported in this column represent the aggregate dollar amount for each named executive officer of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, the Company is required to identify by type all perquisites and other personal benefits for a named executive officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. In fiscal 2010, Mr. Lauren received perquisites and other personal benefits including supplemental medical expenses, personal use of an automobile and driver, reimbursement for personal travel ($558,376) and merchandise discounts. In fiscal 2010, Mr. Farah received perquisites and other personal benefits including personal use of the Company’s aircraft ($116,073), an automobile allowance, reimbursement of parking expenses, financial planning services, supplemental medical expenses and merchandise discounts. The calculation of incremental cost to the Company for any executive’s personal use of the Company’s aircraft includes the variable costs incurred by the Company as a result thereof consisting of a portion of aircraft fuel, any flight-related fees and any travel expenses for the flight crew. In fiscal 2010, Ms. Nemerov received perquisites and other personal benefits, including personal use of an automobile and driver ($27,303), financial planning services, supplemental medical expenses and merchandise discounts. In addition, in fiscal 2010, Ms. Nemerov received a tax gross-up payment of ($24,042) to cover her tax liability with respect to the personal use of the automobile and driver. Beginning with calendar year 2010, Ms. Nemerov will no longer receive a gross-up payment to cover such tax liability. In fiscal 2010, Ms. Travis received perquisites and other personal benefits, including an automobile allowance, supplemental medical expenses, an executive medical exam, financial planning services and merchandise discounts. In fiscal 2010, Mr. Kosh received perquisites and other personal benefits including personal use of the Company’s aircraft, an automobile allowance, supplemental medical expenses, financial planning services and merchandise discounts.

(8)

The amounts reported in this column are the sum of columns 1 through 7 for each of the named executive officers. All compensation amounts reported in this column include amounts paid and amounts deferred.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the named executive officers in fiscal 2010.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Ralph Lauren			$6,500,000	$13,000,000	$19,500,000
	07/16/2009	07/15/2009								100,000	$54.145	$54.97	$2,213,000
	07/16/2009	07/15/2009				56,250	75,000	112,500					$4,061,250

Roger Farah			$3,000,000	$6,000,000	$9,000,000
	10/23/2009	10/19/2009								126,639	$78.240	$78.05	$3,868,821
	10/23/2009	10/19/2009				43,606	58,141	87,212					$4,481,508

Jackwyn Nemerov			$900,000	$1,800,000	$2,700,000
	10/23/2009	10/19/2009								27,138	$78.240	$78.05	$829,066
	10/23/2009	10/19/2009				0	9,669	9,669					$748,864
	10/23/2009	10/19/2009				18,689	24,918	37,377					$1,920,679
	10/23/2009	10/19/2009				26,250	35,000	35,000					$2,697,800

Tracey Travis			$200,000	$400,000	$800,000
	07/16/2009	07/15/2009								5,553	$54.145	$54.97	$108,284
	07/16/2009	07/15/2009				0	1,977	1,977					$106,264
	07/16/2009	07/15/2009				3,824	5,098	7,647					$273,049

Mitchell Kosh			$200,000	$400,000	$800,000
	07/16/2009	07/15/2009								5,553	$54.145	$54.97	$108,284
	07/16/2009	07/15/2009				0	1,977	1,977					$106,264
	07/16/2009	07/15/2009				3,824	5,098	7,647					$273,049

(1)

Represents grants of cash incentive awards under the Company’s EOAIP. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses (EOAIP)” for a description of the material terms of these awards.

(2)

Represents the amount of RPSUs, including both Cliff RPSUs and Pro-Rata RPSUs, that were granted in fiscal 2010 under the Company’s 1997 Stock Incentive Plan. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Based Incentives” for a description of the material terms of these awards.

(3)

Represents the number of stock options granted in fiscal 2010 under the Company’s 1997 Stock Incentive Plan. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date.

(4)

Represents the exercise price for the stock options granted, which was the fair market value (calculated as the average of the high and low stock prices on the NYSE) of the Company’s Class A Common Stock on the grant date.

Executive Employment Agreements

Ralph Lauren’s Employment Agreement. Ralph Lauren was employed during fiscal 2010 as the Company’s Chairman of the Board of Directors and CEO pursuant to an amended and restated employment agreement dated as of March 30, 2008, and amended as of June 29, 2009. The key terms of Mr. Lauren’s employment agreement are:

•	Term: Mr. Lauren’s employment agreement, which commenced on March 30, 2008 provides for a five-year term ending on March 30, 2013, the last day in the Company’s 2013 fiscal year.

•	Salary: Under Mr. Lauren’s employment agreement, he is entitled to an annual base salary of $1.25 million.

•

Bonus: Mr. Lauren’s target bonus will be in the amount of $13 million for each of the fiscal years during the term of his employment agreement. The maximum bonus provided for under his employment agreement in any fiscal year is 150% of that year’s target bonus.

•

Options and Restricted Stock: Under Mr. Lauren’s employment agreement, he is entitled to annual grants of options to purchase 100,000 shares of the Company’s Class A Common Stock. He also received a grant in fiscal 2009 of 75,000 restricted stock units under the Company’s 1997 Stock Incentive Plan. The options have an exercise term of seven years and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren’s employment in certain circumstances as discussed below in “Potential Payments Upon Termination or Change in Control”. The exercise price for any such options issued to Mr. Lauren was equal to the fair market value of the Company’s stock as of the date of any options grant. Each annual grant of restricted stock units will vest in its entirety on the fifth anniversary of the grant, subject to accelerated vesting upon Mr. Lauren’s death, disability (as defined in his employment agreement) or termination of employment (except in the event of (i) termination by the Company for cause (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”), or (ii) Mr. Lauren’s voluntary resignation without good reason (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”)) prior to the end of the term of Mr. Lauren’s employment agreement and will be payable in shares of Company common stock as soon as practicable (but in no event later than 30 days) following the termination of Mr. Lauren’s employment. With respect to each restricted stock unit he receives, Mr. Lauren is entitled to dividend equivalents in the form of additional restricted stock units in connection with the payment of cash dividends on the Company’s common stock. Pursuant to an amendment to Mr. Lauren’s employment agreement effective June 29, 2009, starting in the Company’s 2010 fiscal year, Mr. Lauren will no longer receive a grant of 75,000 time-based restricted stock units and will instead receive a grant of 75,000 performance-based RPSUs. Each grant of RPSUs will vest at the end of a three-year performance period, subject to Mr. Lauren’s continued employment with the Company and the Company achieving its performance goals (except in certain circumstances subject to accelerated vesting upon the termination of Mr. Lauren’s employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). The grant of RPSUs will provide a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. Three levels of achievement are used to determine vesting with regard to Mr. Lauren’s RPSU award: Threshold, Target and Maximum. The Threshold level, which is 70% of the financial goal, must be achieved in order for any RPSUs to vest and be provided to Mr. Lauren at the end of the applicable vesting period. If performance is at the Threshold level, 75% of Mr. Lauren’s 75,000 RPSUs will vest and be paid out. If performance is at the Target level, which is 100% of the financial goal, then all of Mr. Lauren’s 75,000 RPSUs will vest and be paid out. If performance is at the Maximum level, which is 110% or more of the financial goal, then 150% of the target shares will vest and be paid out. Vesting with respect to Mr. Lauren’s RPSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of Mr. Lauren’s RPSUs shall vest for performance below threshold goal(s). Further, with respect to each RPSU he receives, Mr. Lauren is entitled to dividend equivalents in the form of additional restricted stock units in connection with the payment of cash dividends on the Company’s common stock. In addition, with respect to Mr. Lauren’s annual grants of options and RPSUs, the Compensation & Organizational Development Committee of the Board of Directors will have the authority, in its good faith discretion, to change the amount of Mr. Lauren’s annual equity grants.

•

Other Benefits: Under Mr. Lauren’s employment agreement, Mr. Lauren is required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurred which were business related, Mr. Lauren is also entitled to reimbursement for any personal aircraft travel expenses which he incurs, without any tax gross-up. Mr. Lauren is also provided with a Company paid car and driver. Mr. Lauren is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers.

•

Non-compete: Under Mr. Lauren’s employment agreement, he may not compete with the Company anywhere in the world during the term of his employment and for a period of two years after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Lauren under Mr. Lauren’s employment agreement.

Roger N. Farah’s Employment Agreement. Roger Farah is employed as the Company’s President and COO pursuant to an amended and restated employment agreement dated as of October 14, 2009 and amended as of March 29, 2010 (collectively, the “New Farah Agreement”). Mr. Farah was previously employed pursuant to an amended and restated employment agreement dated July 23, 2002 and further amended as of July 1, 2004, September 5, 2007 and December 23, 2008 (collectively, the “Prior Farah Agreement”). The key terms of the New Farah Agreement and the Prior Farah Agreement are:

•

Term: The New Farah Agreement provides for Mr. Farah’s employment as President and Chief Operating Officer through March 30, 2013, the last day of the Company’s 2013 fiscal year, subject to automatic, successive one year extensions thereafter unless either party gives at least 180 days’ prior notice that the term will not be extended.

•	Salary: Under both the New Farah Employment Agreement and the Prior Farah Agreement, Mr. Farah is entitled to an annual base salary of $900,000.

•

Bonus: Pursuant to the New Farah Agreement, Mr. Farah is eligible to receive an annual incentive bonus ranging from $3 million to $9 million, subject to the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee under the Company’s EOAIP, with a target bonus of $6 million. Under the Prior Farah Agreement, Mr. Farah was eligible to receive an annual incentive bonus ranging from 100% to 300% of his annual salary, subject to the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee under the Company’s EOAIP, with a target bonus of 200% of his annual salary.

•

Deferred Compensation: Separate from participation in the Company’s SERP, Mr. Farah received deferred compensation of $250,000 per year for fiscal years 2003-2009 under the Prior Farah Agreement, which was credited on a monthly basis to a notional deferred compensation account on the books of the Company. This deferred compensation of $250,000 per year shall continue under the New Farah Agreement for fiscal years 2010-2013. Each month that an amount is credited to his notional deferred compensation account, the Company contributes in cash the amount of such monthly credit to a grantor trust (whose assets remain subject to the claims of the creditors of the Company) for the benefit of Mr. Farah. The trust assets attributable to the Company contributions on behalf of Mr. Farah are invested as directed by Mr. Farah, and the actual earnings (or losses) on such investments are deemed credited (debited) to Mr. Farah’s notional deferred compensation account. Mr. Farah may choose to have the trust assets invested in any one or more of the mutual funds managed by the Vanguard Group of Investment Companies. On July 23, 2007, Mr. Farah became fully vested in the notional deferred compensation account. The amount of $1,070,861.35 that was previously credited to the deferred compensation account for calendar years 2005-2008 was paid to Mr. Farah on October 30, 2009. Deferred compensation and any investment earnings credited in calendar 2009 will be paid to Mr. Farah on the 45th day following the termination of his employment if his employment terminates before October 31, 2010, or will be paid on the earlier of January 1, 2017 or the 45th day following the termination of his employment if his employment terminates on or after October 31, 2010. The then-current value of the notional deferred compensation account credited after calendar 2009 will be payable in a cash lump sum payment to Mr. Farah (or his estate) on the 45th day following termination of his employment. The balance of the deferred compensation account as of December 31, 2004 will be paid as soon as practicable after the termination of Mr. Farah’s employment. See “Non-Qualified Deferred Compensation”.

•

Options and Restricted Stock: Pursuant to New Farah Agreement, and in accordance with the terms of the Company’s 1997 Stock Incentive Plan, Mr. Farah shall receive an annual stock award grant with a total value of $7 million for fiscal years 2010-2013. Fifty percent of such annual stock award shall consist of Cliff RPSUs and fifty percent shall consist of stock options to purchase shares of the Company’s Class A Common Stock.

Under the Prior Farah Agreement, Mr. Farah received a grant of 437,500 restricted stock units on July 1, 2004, pursuant to the Company’s 1997 Stock Incentive Plan and payable in shares of the Company’s Class A Common Stock. Of these, 83,334 restricted stock units (along with accrued dividend equivalent units) vested as of the end of fiscal 2008, 83,333 restricted stock units (along with accrued dividend equivalent units) vested as of the end of fiscal 2009 and the remaining 83,333 restricted stock units (along with accrued dividend equivalent units) vested as of the end of fiscal 2010 on the basis of Mr. Farah’s continued employment during such period. The remaining 187,500 restricted stock units vested, in full, in three equal installments at the end of fiscal 2005, fiscal 2006 and fiscal 2007 on the basis of the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee of the Board of Directors under the Company’s 1997 Stock Incentive Plan and Mr. Farah’s continued employment during such period.

The Prior Farah Agreement also provided for certain additional grants of restricted stock units that vested subject to the Company’s performance over multi-year performance periods ending during the term of his employment agreement. Mr. Farah received grants of 187,500 restricted stock units on each of June 15, 2005, June 8, 2006 and July 16, 2007. Each of these grants vested, subject to the satisfaction of applicable performance criteria at the end of a three year performance period, with the first grant vesting at the end of fiscal 2008, the second grant vesting at the end of fiscal 2009, and the third grant vesting at the end of fiscal 2010. The performance criteria for these awards were set by the Compensation & Organizational Development Committee on their respective grant dates.

With respect to each restricted stock unit he receives under the Prior Farah Agreement, Mr. Farah is entitled to dividend equivalents in the form of additional restricted stock units in connection with the payment of cash dividends on the Company’s Common Stock.

Under the New Farah Agreement, if the Company terminates Mr. Farah’s employment without cause (as defined in the New Farah Agreement), or Mr. Farah terminates his employment for good reason (as defined in the New Farah Agreement), or his employment is terminated due to his death or disability, or either the Company or Mr. Farah elect not to extend the term of the New Farah Agreement, then (i) all outstanding restricted stock unit awards that are not performance-based will immediately vest; (ii) any Cliff RPSUs granted in fiscal years 2010 and 2011 will vest, subject to the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee of the Board of Directors under the Company’s 1997 Stock Incentive Plan; (iii) any RPSUs granted in fiscal 2012 will vest as of the end of fiscal 2014; and (iv) all outstanding stock options will vest and remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option, except in the event that Mr. Farah has elected not to renew his employment agreement, in which case, his stock options that were granted in fiscal 2013 will not become exercisable until the end of fiscal 2014 and shall remain exercisable for one year. Upon the termination of Mr. Farah’s employment by the Company for cause or a voluntary resignation by Mr. Farah without good reason (and his resignation is not due to his election not to extend the term of his employment agreement), then all outstanding unvested restricted stock units, unvested Cliff RPSUs and unvested stock options will be immediately cancelled and forfeited to the Company. If Mr. Farah resigns his employment due to early retirement (as defined in the Company’s 1997 Stock Incentive Plan), then he shall have one year from the date of resignation to exercise any vested stock options (or until the expiration of the original option term if earlier). If Mr. Farah’s employment is terminated due to his death or disability, then Mr. Farah shall have three years to exercise his vested stock options (or until the expiration of the original option term if earlier).

Under the Prior Farah Agreement, Mr. Farah was granted on July 23, 2002 an additional 300,000 shares of restricted stock and stock options to purchase an additional 400,000 shares of the Company’s Class A Common Stock. The shares of restricted stock vested in equal annual installments on the first five anniversaries of the date of grant. These stock options have an exercise term of ten years and vested in equal annual installments on the second, third and fourth anniversaries of the date of grant. The exercise price of the options was $18.22 per share.

•

Other Benefits: Mr. Farah is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. For security purposes, Mr. Farah uses private aircraft for travel. Mr. Farah is also entitled to reimbursement for any business and personal aircraft travel expenses which he incurs, without any tax gross-up and a monthly car allowance of $1,500.

•	Non-compete: Mr. Farah may not compete with the Company during the duration of Mr. Farah’s employment with the Company and for 12 months after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Farah under the New Farah Agreement.

Jackwyn L. Nemerov’s Employment Agreement. Jackwyn L. Nemerov is employed as the Company’s Executive Vice President pursuant to an employment agreement dated as of October 14, 2009 (the “New Nemerov Agreement”). Ms. Nemerov was previously employed pursuant to an employment agreement dated September 9, 2004 and further amended with an effective date of January 1, 2009 (collectively, the “Prior Nemerov Agreement”). The key terms of the New Nemerov Agreement and the Prior Nemerov Agreement are:

•	Term: The New Nemerov Agreement provides for Ms. Nemerov’s employment through March 31, 2013.

•	Salary: Under both the New Nemerov Agreement and the Prior Nemerov Agreement, Ms. Nemerov is entitled to an annual base salary of not less than $900,000.

•

Bonus: Under the New Nemerov Agreement, Ms. Nemerov is entitled to an annual incentive bonus opportunity ranging from 100% to 300% of her annual base salary. Under the Prior Nemerov Agreement, Ms. Nemerov was entitled to an annual incentive bonus opportunity ranging from 57.5% to 200% of her annual base salary. Ms. Nemerov’s annual bonus opportunity is subject to the achievement of performance goals established under the Company’s EOAIP.

•

Options and Restricted Stock: Under the New Nemerov Agreement, Ms. Nemerov will be granted an annual stock award grant with a total value of $3 million for fiscal years 2010-2013 pursuant to the terms of the Company’s 1997 Long-Term Stock Incentive Plan. Fifty percent of such annual stock award shall consist of Cliff RPSUs. In addition, Ms. Nemerov will also receive an annual grant of 35,000 Cliff RPSUs for fiscal years 2010-2013. Pursuant to the Prior Nemerov Agreement, Ms. Nemerov was granted 75,000 restricted shares of Class A Common Stock and options to purchase an additional 200,000 shares on October 1, 2004. Fifteen thousand of these restricted shares of Class A

Common Stock will vest on each of the first five anniversaries of the grant date, subject to Ms. Nemerov’s continued employment during such period. The options have a term of seven years (except for options granted prior to fiscal 2007, which have a term of ten years) and vest one-third each year on the first three anniversaries of the grant date, subject to Ms. Nemerov’s continued employment during such period.

•

Other Benefits: Ms. Nemerov is also entitled to be reimbursed for the cost of a car and driver and to participate in all other employee benefit plans that by their terms are applicable to her or that are provided to other similarly situated senior executives of the Company.

•

Non-compete: If her employment terminates before the end of the employment term for any reason other than death, termination by the Company without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn Nemerov”) or voluntary termination by Ms. Nemerov for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn Nemerov”), Ms. Nemerov may not compete with the Company for 12 months after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Nemerov under the New Nemerov Agreement.

Tracey T. Travis’ Employment Agreement. Tracey T. Travis is employed as the Company’s Senior Vice President and Chief Financial Officer pursuant to an employment agreement effective as of September 28, 2009 (the “New Travis Agreement”). Ms. Travis was previously employed pursuant to an employment agreement dated March 26, 2007 and further amended with an effective date of January 1, 2009 (collectively, the “Prior Travis Agreement”). The key terms of the New Travis Agreement and the Prior Travis Agreement are:

•	Term: The New Travis Agreement provides for Ms. Travis’ employment through September 28, 2012.

•

Salary: Under the New Travis Agreement, Ms. Travis is entitled to an annual base salary of not less than $725,000. Under the Prior Travis Agreement, Ms. Travis’ base salary was $675,000, which was increased by the Compensation & Organizational Development Committee to $725,000 effective on January 1, 2008.

•	Bonus: Ms. Travis is entitled to participate in any applicable annual bonus program that the Company maintains during the term of her employment.

•	Other Benefits: Ms. Travis is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers, including a monthly car allowance of $1,500.

•

Non-compete: If her employment terminates before the end of the employment term for any reason other than death, termination by the Company without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”) or voluntary termination by Ms. Travis for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”), Ms. Travis may not compete with the Company during the remainder of her scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Travis under the New Travis Agreement.

Mitchell A. Kosh’s Employment Agreement. Mitchell A. Kosh is employed as the Company’s Senior Vice President, Human Resources, pursuant to an employment agreement dated October 14, 2009 (the “New Kosh Agreement”). Mr. Kosh was previously employed pursuant to an employment agreement dated April 30, 2007 and further amended with an effective date of January 1, 2009 (collectively, the “Prior Kosh Agreement”). The key terms of the New Kosh Agreement and the Prior Kosh Agreement are:

•	Term: The New Kosh Agreement provides for Mr. Kosh’s employment through October 14, 2012.

•

Salary: Under the New Kosh Agreement, Mr. Kosh is entitled to an annual base salary of not less than $675,000. Under the Prior Kosh Agreement, Mr. Kosh had been entitled to an annual base salary of not less than $625,000.

•	Bonus: Mr. Kosh is entitled to participate in any applicable annual bonus program that the Company maintains during the term of his employment.

•	Other Benefits: Mr. Kosh is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers, including a monthly car allowance of $1,500.

•

Non-compete: If his employment terminates before the end of the employment term for any reason other than death, termination by the Company without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”) or voluntary termination by Mr. Kosh for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”), Mr. Kosh may not compete with the Company during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Kosh under the New Kosh Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of the named executive officers of the Company as of the end of fiscal 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable(1)	Number of Securities Underlying Unexercised Options # Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Lauren, Ralph	187,501	0	0	$26.70500	06/19/2011
	250,000	0	0	$24.78000	06/07/2012
	150,000	0	0	$25.32500	06/23/2013
	150,000	0	0	$33.12000	06/08/2014
	150,000	0	0	$43.03500	06/15/2015
	150,000	0	0	$55.42500	06/08/2016
	100,000	50,000	0	$100.56000	07/16/2017
	33,334	66,666	0	$57.75500	07/14/2015
	0	100,000	0	$54.14500	07/16/2016
						379,349.98	$32,825,154	56,353	$4,876,225

Farah, Roger	50,000	0	0	$24.78000	06/07/2012
	0	126,639	0	$78.24000	10/23/2016
						0	$0	232,871.40	$20,150,362

Nemerov, Jackwyn	100,000	0	0	$36.96000	10/01/2014
	60,000	0	0	$43.03500	06/15/2015
	25,875	0	0	$55.42500	06/08/2013
	12,060	0	0	$65.31000	10/02/2013
	11,670	5,835	0	$100.56000	07/16/2014
	9,307	18,614	0	$57.75500	07/14/2015
	0	27,138	0	$78.24000	10/23/2016
						6,926	$599,307	84,361	$7,299,757

Travis, Tracey	9,375	0	0	$43.03500	06/15/2015
	6,180	0	0	$55.42500	06/08/2013
	1,936	968	0	$100.56000	07/16/2014
	5,670	2,835	0	$61.81000	12/28/2014
	1,545	3,090	0	$57.75500	07/14/2015
	0	5,553	0	$54.14500	07/16/2016
						1,949	$168,647	10,739	$929,246

Kosh, Mitchell	3,750	0	0	$43.03500	06/15/2015
	4,800	0	0	$55.42500	06/08/2013
	1,936	968	0	$100.56000	07/16/2014
	1,545	3,090	0	$57.75500	07/14/2015
	0	5,553	0	$54.14500	07/16/2016
						1,149	$99,423	10,739	$929,246

(1)	This column represents the number of shares of Class A Common Stock underlying exercisable options that have not been exercised at April 3, 2010.

(2)	This column represents the number of shares of Class A Common Stock underlying unexercisable options at April 3, 2010.

(3)

This column represents the number of shares of Class A Common Stock represented by unvested restricted stock units (RSUs). See “Executive Employment Agreements—Ralph Lauren’s Employment Agreement” for a description of the material terms of these RSUs. Also includes fiscal 2008 Pro-Rata RPSUs and fiscal 2009 Pro-Rata RPSUs. The performance goals for fiscal 2008 Pro-Rata RPSUs and fiscal 2009 Pro-Rata RPSUs have been achieved. The third and final tranche of fiscal 2008 Pro-Rata RPSUs and the second tranche of fiscal 2009 Pro-Rata RPSUs vested on June 8, 2010, subject to continued service at that time for each eligible recipient thereof, and the third tranche of fiscal 2009 Pro-Rata RPSUs will vest after the end of the Company’s 2011 fiscal year, subject to continued service at that time with regard to each eligible recipient thereof.

(4)

Calculated using the NYSE closing price of $86.53 per share of Class A Common Stock on April 1, 2010, the closest preceding date on which there were sales of shares. April 2, 2010, the last business day of the Company’s 2010 fiscal year, was a NYSE holiday and the market was closed.

(5)

This column represents the number of shares of Class A Common Stock represented by unearned RPSUs. See “Executive Employment Agreements” and “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives—Restricted Performance Share Units” for a description of the material terms of these RPSUs. In accordance with SEC rules, unearned fiscal 2008 Cliff RPSUs are included assuming target performance. Actual shares earned with respect to the fiscal 2008 Cliff RPSUs, which were paid out in June 2010, reflected actual performance.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2010

The following table provides information concerning the exercises of stock options and vesting of stock awards during fiscal 2010 on an aggregated basis for each of the named executive officers of the Company.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Lauren, Ralph(1)	312,499	$15,885,892	102,225	$5,683,573
Farah, Roger(2)	100,000	$5,320,490	274,890	$18,056,356
Nemerov, Jackwyn(3)	100,000	$4,524,215	52,626	$3,251,979
Travis, Tracey(4)	65,000	$2,803,712	9,192	$518,934
Kosh, Mitchell(5)	2,500	$29,662	6,717	$379,208

(1)

Under a Rule 10b5-1 Purchase Plan dated as of March 12, 2009, Mr. Lauren exercised an aggregate of 250,000 stock options, on each of April 15, 2009, May 15, 2009, June 15, 2009, July 15, 2009, August 17, 2009, September 15, 2009, October 15, 2009, November 16, 2009 and December 15, 2009. The exercise price for each of the stock options was $13.96875 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

In addition, Mr. Lauren also entered into another Rule 10b5-1 Purchase Plan dated as of November 16, 2009, in which he may exercise an aggregate of 250,000 stock options from January 4, 2010 to December 31, 2010. In fiscal 2010, Mr. Lauren exercised under this Purchase Plan an aggregate of 62,499 stock options, on each of January 15, 2010, February 16, 2010 and March 15, 2010. The exercise price of these stock options was $26.705 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

Mr. Lauren acquired 101,937.97 shares upon the vesting of his RSUs, with a market price of $55.555 on June 8, 2009 (however, the underlying shares of Class A Common Stock will not be delivered until Mr. Lauren’s separation of service from the Company or if earlier, upon a change of control). Market price is based on the average of the high and low sale price on that day. These RSUs are eligible to receive additional RSUs each time the Company pays an actual cash dividend on its outstanding shares. Such RSUs are immediately vested. Additional RSUs of 100.54, 67.57 and 119.28 were acquired respectively on July 10, 2009, October 9, 2009 and January 8, 2010. Market price (based on the average of the high and low sale price on each day) was $50.695, $75.505 and $85.605, respectively.

(2)

Mr. Farah acquired 189,374 shares upon the vesting of his RPSUs, with a market price of $56.455 on June 10, 2009 and the table includes a cash payment of $49.82 in lieu of fractional shares representing 0.88 shares of Class A Common Stock. Additionally, 85,187 RSUs vested on April 3, 2010 with a market price of $86.21 (however, the underlying shares of Class A Common Stock will not be delivered until Mr. Farah’s separation of service from the Company or if earlier, upon a change of control). Market price is based upon the average of the high and the low sale price on that day or if the day was not a trading day, the previous day. The RSUs are eligible to receive additional RSUs each time the Company pays an actual cash dividend on its outstanding shares. Such RSUs are immediately vested. Additional RSUs of 89.61, 83.57, 56.62 and 98.79 were acquired respectively on April 10, 2009, July 10, 2009, October 9, 2009 and January 8, 2010. Market price (based on the average of the high and low sale price on each day) was $47.51, $50.695, $75.505 and $85.605, respectively.

Mr. Farah exercised 8,434 stock options on March 1, 2010 and 91,566 stock options on February 26, 2010, with an exercise price of $26.705. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

(3)

Ms. Nemerov exercised 74,587 stock options on March 17, 2010 and 25,413 stock options on March 18, 2010, each with an exercise price of $36.96. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Ms. Nemerov acquired 37,626 shares on June 10, 2009, with a market price of $56.455 and the table includes a cash payment of $28.23 in lieu of fractional shares representing 0.50 shares of Class A Common Stock. Additionally, 15,000 shares of restricted stock vested on October 1, 2009, with a market price of $75.185. The market price is based upon the average of the high and the low sale price on that day.

(4)

Ms. Travis exercised 30,000 stock options on March 18, 2010 and 35,000 stock options on December 11, 2009, with an exercise price of $38.61. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Ms. Travis acquired 9,192 shares on June 10, 2009, with a market price of $56.455. This market price is based upon the average of the high and the low sale price on that day.

(5)

Mr. Kosh exercised 2,500 stock options on June 11, 2009, with an exercise price of $43.035. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Mr. Kosh acquired 6,717 shares on June 10, 2009, with a market price of $56.455. This market price is based upon the average of the high and the low sale price on that day.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to the Company’s defined contribution and non-tax-qualified compensation deferral plans for each of the Company’s named executive officers. For a description of the material terms of the Company’s Supplemental Executive Retirement Plan (“SERP”), see “Compensation Discussion & Analysis—Components of Executive Compensation—Deferred Compensation”. For a description of the material terms of Mr. Roger Farah’s deferred compensation, see “Executive Employment Agreements”.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Lauren, Ralph	—	5,683,573	(5)	3,129,275	—	8,812,848
Farah, Roger	—	250,000		736,900	(1,070,861)	1,304,882
	—	7,365,197	(6)	3,604,267	—	14,687,977
	—	—		35,248	(1,053,963)	0
Nemerov, Jackwyn	—	—		7,665	(229,191)	0
Travis, Tracey	—	—		—	—	—
Kosh, Mitchell	—	—		15,388	—	287,857

(1)

No contributions were made under the Company’s SERP during fiscal 2010. See “Compensation Discussion & Analysis—Components of Executive Compensation—Deferred Compensation” for additional information. Reflects annual contribution of $250,000 to Mr. Farah’s deferred compensation account pursuant to his employment agreement.

(2)

Represents earnings paid in fiscal 2009 for the SERP for Mr. Farah and Ms. Nemerov and fiscal 2009 and fiscal 2010 for Mr. Kosh. As described below in footnote 3, Mr. Farah and Ms. Nemerov withdrew their entire SERP balances effective in early fiscal 2010. Interest was credited to their accounts through April 1, 2009 in amounts equal to $35,248 for Mr. Farah and $7,665 for Ms. Nemerov. Earnings for Mr. Farah and Ms. Nemerov was calculated based on 3.46%, the mid-term Applicable Federal Rate for September 2008.

Mr. Kosh elected to remain in the SERP. For Mr. Kosh, interest paid for fiscal 2009, which was credited as of September 2009, was $7,820 and $7,568 for fiscal 2010 under the SERP. Such earnings for Mr. Kosh were based upon (i) for fiscal 2009, 2.87%, the mid-term Applicable Federal Rate for September 2009 and (ii) for fiscal 2010, 2.7%, the mid-term Applicable Federal Rate for April 2010.

During fiscal 2010, Mr. Farah’s special deferred compensation account pursuant to his employment agreement was deemed to be invested in the following Vanguard mutual funds, which had the following rates of return as of March 31, 2010 as set forth below:

Name:	Average Annual 1 yr. Return as of March 31, 2010:
Vanguard Mid-Cap Index Fund Admiral Shares	66.63%
Vanguard 500 Index Fund Admiral Shares	49.88%
Vanguard International Growth Fund Investor Shares	61.79%
Vanguard International Growth Fund Admiral Shares	62.09%
Vanguard Mid-Cap Index Fund Investor Shares	66.43%

$3,129,275 for Mr. Lauren and $3,604,267 for Mr. Farah represents appreciation accumulated on vested but not delivered RSUs.

(3)

As described in the “Compensation Discussion And Analysis—Components of Executive Compensation—Deferred Compensation” section, pursuant to an election made by them in calendar year 2008, Mr. Farah and Ms. Nemerov received in early fiscal 2010 a complete distribution of their SERP balances in the amounts of $1,053,963 and $229,191 respectively. Mr. Farah’s deferred compensation account was not affected by his election to withdraw from the SERP.

Additionally, pursuant to Mr. Farah’s employment agreement, he received a partial distribution of his deferred compensation account as of October 30, 2009 in the amount of $1,070,861.

(4)

Mr. Lauren’s RSUs and Mr. Farah’s RSUs, which are described in more detail in footnotes 5 and 6 below, are valued at $86.21 per share, the average of the high and the low sale price as of April 1, 2010, the closest preceding date on which there were sales of shares. April 2, 2010, the last business day of the Company’s 2010 fiscal year, was a NYSE holiday and the market was closed.

(5)

This represents the value of Mr. Lauren’s 101,937.97 RSUs which vested on June 8, 2009, based on the market price reflecting the average of the high and low price on that date (however, the underlying shares of the Company’s Class A Common Stock will not be delivered until his separation of service from the Company or if earlier, upon a change of control).

Also includes additional RSUs that are granted each time the Company pays an actual cash dividend on its outstanding shares. Additional RSUs of 100.54, 67.57 and 119.28 were acquired respectively on July 10, 2009, October 9, 2009 and January 8, 2010. Market price was based on the average of the high and low sale price on each day,

(6)

This represents the value of Mr. Farah’s 85,187 RSUs which vested on April 3, 2010, based on the market price reflecting the average of the high and low price on that date (however, the underlying shares of the Company’s Class A Common Stock will not be delivered until his separation of service from the Company or if earlier, upon a change of control (as defined in Mr. Farah’s employment agreement)).

Also includes additional RSUs that are granted each time the Company pays an actual cash dividend on its outstanding shares. Additional RSUs of 89.61, 83.57, 56.62 and 98.79 were acquired respectively on April 10, 2009, July 10, 2009, October 9, 2009 and January 8, 2010. Market price was based on the average of the high and low sale price on each day.

Potential Payments Upon Termination or Change in Control

Ralph Lauren. Mr. Lauren’s potential payments upon termination or change in control as described in this section are based upon his employment agreement, as amended.

If Mr. Lauren resigned for good reason (as defined in his employment agreement and as described below), or if the Company terminated Mr. Lauren’s employment without cause (as defined in his employment agreement and as described below, including the Company electing not to renew the term of Mr. Lauren’s employment agreement), Mr. Lauren would be entitled to receive within 30 days following the date of termination a lump sum cash payment equal to the sum of: (i) three years’ base salary; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) three times the average annual bonus paid to Mr. Lauren for the two fiscal years immediately preceding the year of his termination of employment. In addition, any unvested stock options would continue to vest on schedule, provided that Mr. Lauren complied with certain noncompete and other restrictive covenants (as described below), and all of his unvested restricted stock units and unvested RPSUs would vest and be payable in shares of Class A Common Stock no later than 30 days after the vesting date. In addition, any vested stock options held by Mr. Lauren, and any options that would continue to vest as described herein, would remain exercisable until the later of one year from the date of termination of his employment or thirty days from the date the options become vested and exercisable, but in no event later than the expiration date of the options, provided that Mr. Lauren complied with certain noncompete and other restrictive covenants (as described below). During the three-year severance period, the Company will be obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver.

In the event Mr. Lauren’s employment terminates due to his death or disability, Mr. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination, and with respect to Mr. Lauren’s unvested stock options and unvested restricted stock units, and unvested RPSUs, such awards shall vest immediately and, in the case of his unvested stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his unvested restricted stock units and unvested RPSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date.

Under Mr. Lauren’s employment agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, including his electing not to renew the term of the employment agreement, or if the Company terminates Mr. Lauren’s employment for cause, then Mr. Lauren will only receive his base salary through the date of termination. In addition, under Mr. Lauren’s employment agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, including his electing not to renew the term of the employment agreement, any vested but unexercised stock options, unvested stock options, unvested restricted stock units, and unvested RPSUs held by Mr. Lauren pursuant to his employment agreement shall be forfeited.

In the event that a change of control precedes the termination of Mr. Lauren’s employment, Mr. Lauren will continue to receive the same amounts in the same manner as described above for a termination of employment without cause or for good reason. Mr. Lauren will be entitled to continue to receive office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver. In addition, any unvested stock options and unvested restricted stock units and RPSUs would immediately vest.

Under Mr. Lauren’s employment agreement, the above described amounts payable to Mr. Lauren are subject to his compliance with the following restrictive covenants: (i) not to compete with the Company for two years following the termination of his employment; (ii) not to solicit any employee of the Company for three years following the termination of his employment; (iii) not to disparage the Company for three years following the termination of his employment; and (iv) not to disclose any confidential information of the Company.

Under Mr. Lauren’s employment agreement, cause is defined as (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to the Company or subjects the Company, monetarily or otherwise or which subjects, or if generally known, would subject the Company to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. Lauren not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the forgoing, Mr. Lauren shall not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for the Company’s intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Company’s Board of Directors, and (z) delivery to him of a specific termination notice from the Board of Directors that states that in the good faith opinion of the Board of Directors Mr. Lauren was guilty of the conduct set forth above in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board of Directors has so determined in good faith that cause exists, the Board of Directors shall have no obligation to terminate Mr. Lauren’s employment if the Board of Directors determines in its sole discretion that such a decision not to terminate his employment is in the best interest of the Company.

Under Mr. Lauren’s employment agreement, good reason is defined to mean (A) a material diminution in Mr. Lauren’s duties or the assignment to him of a title or duties inconsistent with his position as Chairman of the Board of Directors and Chief Executive Officer of the Company, (B) a material reduction in his salary, or (C) a failure of the Company to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within thirty (30) days after notice of such noncompliance has been given by Mr. Lauren to the Company. In addition, under Mr. Lauren’s employment agreement, termination of employment for good reason must be within one year following the occurrence of the basis for such good reason to terminate, and Mr. Lauren must notify the Company of the existence of such good reason within 90 days of its occurrence.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Roger N. Farah. Under Mr. Farah’s employment agreement dated October 14, 2009, as amended on March 29, 2010, if Mr. Farah resigns for good reason (as defined in his employment agreement and as described below) or if the Company terminates his employment for any reason other than an election on the part of the Company not to extend the term of his employment agreement, Mr. Farah’s death or disability or for cause (as defined in his employment agreement and as described below), Mr. Farah will be entitled to receive a pro-rata portion, based on the number of days he worked in the fiscal year prior to the date of the termination of his employment, of the annual incentive bonus that he would have received based on the Company’s performance for the fiscal year during which such termination occurred plus an amount, generally payable over Mr. Farah’s severance period, equal to the sum of: (i) the applicable severance multiplier times his annual base salary and (ii) the applicable severance multiplier times $6 million. Mr. Farah’s severance multiplier is the greater of (i) the number of years (including fractions thereof), up to three, remaining in the term of his employment agreement and (ii) two. Mr. Farah’s severance period is equal to the total number of months that is the result of multiplying twelve (12) times Mr. Farah’s severance multiplier. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in fiscal years 2010 and 2011 will vest, subject to the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee of the Board of Directors under the Company’s 1997 Stock Incentive Plan; (ii) any Cliff RPSUs granted in fiscal 2012 will vest as of the end of fiscal 2014; and (iii) all outstanding stock options will vest and remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option. Mr. Farah will also be entitled to vest, subject to the achievement of pre-established financial goals, in his fiscal 2008

Cliff RPSUs. In addition, Mr. Farah will be entitled to continued participation in the Company’s health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment.

If either the Company or Mr. Farah elects not to extend the term of his employment agreement (the earliest nonrenewal of Mr. Farah’s agreement would occur at the end of fiscal 2013), Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive for the fiscal year in which the term ends, payable at the same time as bonuses are paid to other executives under the Company’s Executive Officer Annual Incentive Plan. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in fiscal years 2010 and 2011 will vest, subject to the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee of the Board of Directors under the Company’s 1997 Stock Incentive Plan; (ii) any Cliff RPSUs granted in fiscal 2012 will vest as of the end of fiscal 2014; and (iii) all outstanding stock options will vest and remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option, except in the event that Mr. Farah has elected not to renew his employment agreement, then his stock options that were granted in fiscal 2013 will not become exercisable until the end of fiscal 2014 and shall remain exercisable for one year. If the Company elects not to extend the term, Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary and (ii) $6 million.

If the Company terminates Mr. Farah for cause or Mr. Farah resigns other than for good reason (and his resignation is not due to his election not to extend the term of his employment agreement), he is entitled to receive only his base salary through the date of termination and all outstanding unvested Cliff RPSUs and unvested stock options will be immediately cancelled and forfeited to the Company. If Mr. Farah resigns his employment due to early retirement (as defined in the Company’s 1997 Stock Incentive Plan), then he shall have one year from the date of resignation to exercise any vested stock options (or upon the expiration of the original option term if earlier). In the event of Mr. Farah’s termination due to his death or disability, Mr. Farah or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated target incentive bonus for the fiscal year of termination. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in fiscal years 2010 and 2011 will vest, subject to the Company’s achievement of performance goals established by the Compensation & Organizational Development Committee of the Board of Directors under the Company’s 1997 Stock Incentive Plan; (ii) any Cliff RPSUs granted in fiscal 2012 will vest as of the end of fiscal 2014; (iii) all of his Cliff RPSUs that were granted in Fiscal 2008 will vest, subject to the Company’s achievement of pre-established performance goals; and (iv) all outstanding stock options will vest and remain exercisable until the earlier of three years from the date of his termination of employment or the expiration date of the option.

If the Company and Mr. Farah both determine that part or all of the payments under his employment agreement constitute “parachute payments” under Section 280G(b)(2) of the Code, then, if the aggregate present value of such parachute payments and all other parachute payments paid to Mr. Farah under any other plan, arrangement or agreement with the Company exceeds 2.99 times Mr. Farah’s “base amount”, as defined in Section 280G(b)(3) of the Code, the payments to Mr. Farah constituting “parachute payments” will be reduced to the extent necessary so that the parachute payments equal 2.99 times Mr. Farah’s “base amount”. However, such amounts will not be so reduced if Mr. Farah determines, based upon the advice of a independent nationally recognized public accounting firm, that without such reduction he would be entitled to receive and retain, on a net after tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

If a change of control (defined in Mr. Farah’s employment agreement to include a change in the ownership, effective control or a change in the ownership of a substantial portion of the assets, in each case, within the meaning of Section 409A of the Code and the regulations issued thereunder) of the Company occurs within two years prior to any termination of Mr. Farah’s employment due to his resignation for good reason or due to any reason other than an election on the part of the Company or Mr. Farah not to extend the term of his employment agreement, Mr. Farah’s death or disability or for cause, then Mr. Farah shall receive (i) the cash severance payments described above in the first paragraph of this section, in two equal lump sum installments, the first payable within forty-five (45) days after the date of termination and the second on the first anniversary of the date of termination; and (ii) instead of receiving a pro-rata portion of the annual incentive bonus he would receive for the year of termination based on the Company’s achievement of performance goals, Mr. Farah shall instead receive a pro-rata portion of $6 million based on the number of days he worked in the fiscal year prior to the date of the termination. In addition, Mr. Farah will be entitled to continued participation in the Company’s health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment. In addition, any unvested stock options and unvested RPSUs held by Mr. Farah would immediately vest.

Under Mr. Farah’s employment agreement, the above described amounts and stock awards to be provided to Mr. Farah are subject to his compliance with the following restrictive covenants: (i) not to compete with the Company for twelve months following the termination of his employment; (ii) not to solicit any employee of the Company for two years following the termination of his employment and during the severance period; (iii) not to disparage the Company for two years following the termination of his employment and during the severance period; and (iv) not to disclose any confidential information of the Company.

Deferred compensation and any investment earnings credited to Mr. Farah’s deferred compensation account in calendar 2009 will be paid to Mr. Farah on the 45th day following the termination of his employment if his employment terminates before October 31, 2010, or will be paid on the earlier of January 1, 2017 or the 45th day following the termination of his employment if his employment terminates on or after October 31, 2010. The then-current value of the deferred compensation account credited after calendar 2009 will be payable in a cash lump sum payment to Mr. Farah on the 45th day following termination of his employment. The balance of the deferred compensation account as of December 31, 2004 will be paid as soon as practicable after the termination of Mr. Farah’s employment.

Under Mr. Farah’s employment agreement, cause is defined as (A) the willful and continued failure by Mr. Farah to substantially perform his duties after demand for substantial performance is delivered to him by the Company that specifically identifies the manner in which the Company believes he has not substantially performed his duties; (B) Mr. Farah’s conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony; or (C) the willful engaging by Mr. Farah in gross misconduct relating to his employment that is materially injurious to the Company, monetarily or otherwise or which subjects, or if generally known would subject, the Company to public ridicule. Further, no act, or failure to act, on Mr. Farah’s part will be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Mr. Farah’s employment may be terminated for cause only by act of the Company’s Board of Directors and Mr. Farah’s employment will not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Mr. Farah, together with his counsel, to be heard by the Board of Directors.

Under Mr. Farah’s employment agreement, good reason is defined as (A) a material diminution in or adverse alteration to his title or duties, (B) a reduction in his salary or annual incentive bonus opportunity or deferred compensation or the Company’s electing to eliminate its bonus plan without substituting a plan which provides for a reasonably comparable annual incentive bonus opportunity or Mr. Farah ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of the Company’s stockholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of section 162(m) of the Code, (C) the relocation of Mr. Farah’s principal office outside of the area which comprises a fifty (50) mile radius from New York City, (D) a failure of the Company to comply with any material provision of Mr. Farah’s employment agreement or (E) the Company requires Mr. Farah to report to anyone other than Ralph Lauren and/or the Board of Directors; provided that the events described in clauses (A), (B), (C), (D) and (E) above shall not constitute good reason (1) until Mr. Farah provides notice to the Company of the existence of such diminution, change, reduction, relocation, failure or requirement within ninety (90) days of its occurrence and (2) unless such diminution, change, reduction, failure or requirement (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Farah to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Jackwyn L. Nemerov. Under Ms. Nemerov’s employment agreement dated October 14, 2009, if the Company terminates Ms. Nemerov’s employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), including the Company electing not to renew her employment agreement, or Ms. Nemerov terminates her employment for good reason (as defined in her employment agreement and as described below), Ms. Nemerov shall be entitled to receive, in accordance with the Company’s normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus a lump sum amount at the end of the severance period equal to the bonus paid to Ms. Nemerov for the fiscal year immediately preceding the fiscal year in which her termination of employment occurs. In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination. With respect to Ms. Nemerov’s stock awards, granted in fiscal 2010 and beyond, Ms. Nemerov shall vest in any unvested stock options and shall have one year from the date of termination to exercise such vested options (or until the expiration date of such options if earlier), and shall also vest in any unvested RPSUs at the end of the applicable performance period, subject to the Company achieving the applicable performance goals. With respect to Ms. Nemerov’s stock awards granted prior to fiscal 2010, all unvested stock options and unvested RPSUs shall be forfeited, and Ms. Nemerov shall have ninety days from the date of termination to exercise any vested stock options.

If Ms. Nemerov voluntarily terminates her employment without good reason, or if the Company terminates her employment for cause, Ms. Nemerov will be entitled to receive only her base salary through the date of termination. In the event Ms. Nemerov’s employment terminates due to her death or disability, Ms. Nemerov or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Nemerov’s employment terminates due to her death or disability, or she terminates her employment due to retirement, Ms. Nemerov will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by her, which shall vest at the end of the applicable performance period, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates her employment without cause within 12 months following a change of control of the Company (as defined in her employment agreement), then, in lieu of the foregoing amounts, Ms. Nemerov shall be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment (unless required otherwise by Section 409A of the Code), equal to two times the sum of her annual base salary and two times the bonus she was paid for the fiscal year immediately prior to her termination. In addition, any unvested options and unvested RPSUs held by Ms. Nemerov will immediately vest, and all of her vested options will remain exercisable for six months. In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination.

Under Ms. Nemerov’s employment agreement, the above described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) in the event her employment is terminated by the Company due to disability, for cause or by her without good reason, not to compete with the Company for one year following the termination of her employment; (ii) not to solicit any employee of the Company for two years following the termination of her employment; (iii) not to disparage the Company following the termination of her employment; and (iv) not to disclose any confidential information of the Company.

Under Ms. Nemerov’s employment agreement, cause is defined as: (A) the willful and continued failure by Ms. Nemerov to substantially perform the duties of her employment agreement after demand for substantial performance is delivered to her by the Company that specifically identifies the manner in which the Company believes that she has not substantially performed her duties, (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving the Company) constituting any felony or (3) the willful engaging by her in gross misconduct relating to her employment that is materially injurious to the Company, monetarily or otherwise or which subjects, or if generally known would subject, the Company to public ridicule. Further, no act, or failure to act, on Ms. Nemerov’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, Ms. Nemerov’s employment may be terminated for cause only by act of the Company’s Board of Directors and, in any event, her employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Ms. Nemerov setting forth the reasons for the Company’s intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Ms. Nemerov, together with her counsel, to be heard by the Board of Directors of the Company.

Under Ms. Nemerov’s employment agreement, good reason is defined as a termination of employment by Ms. Nemerov within one (1) year following the occurrence of: (A) a material diminution in or adverse alteration to Ms. Nemerov’s title, base salary, benefits, position, status, or duties, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, (C) a failure of the Company to comply with any material provision of her employment agreement or (D) the Company requires her to report to anyone other than Ralph Lauren or Roger Farah, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Ms. Nemerov provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within ninety (90) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Nemerov to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Tracey T. Travis. Under Ms. Travis’ employment agreement dated September 28, 2009, if the Company terminates Ms. Travis’ employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), or Ms. Travis voluntarily terminates her employment for good reason (as defined in her employment agreement and as described below), Ms. Travis will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that Ms. Travis received for the fiscal year immediately preceding the fiscal year in which her employment terminates. In addition, Ms. Travis will be entitled to continue her participation during the severance period in any group medical or dental plans in which she participated prior to termination.

If Ms. Travis voluntarily terminates her employment without good reason, or if the Company terminates her employment for cause, Ms. Travis will be entitled to receive only her base salary through the date of termination. In the event Ms. Travis’s employment terminates due to her death or disability, Ms. Travis or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Travis’ employment terminates due to her death or disability, or she terminates her employment due to retirement, Ms. Travis will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by her, which shall vest at the end of the applicable performance period, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates her employment without cause within 12 months following a change in control of the Company (as defined in her employment agreement), then in lieu of the foregoing amounts, Ms. Travis will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of her annual base salary and two times the bonus she received for the fiscal year immediately preceding the fiscal year in which her employment terminates. In addition, any unvested options and unvested RPSUs held by Ms. Travis will immediately vest, and all vested options held by Ms. Travis will remain exercisable for six months. In addition, Ms. Travis will be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination.

Under Ms. Travis’ employment agreement, cause is defined as: (i) deliberate or intentional failure by Ms. Travis to substantially perform the material duties of her employment agreement (other than due to disability); or (ii) a deliberate or intentional act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Ms. Travis; or (iii) intentional wrongful damage to material assets of the Company; or (iv) her intentional wrongful disclosure of the Company’s confidential information; or (v) her intentional wrongful engagement in any competitive activity which would constitute a breach of her employment agreement and/or of her duty of loyalty; or (vi) her intentional breach of any material employment policy of the Company; or (vii) performance by Ms. Travis of her employment duties in a manner deemed by the Company, in its sole discretion, to be grossly negligent; or (viii) the commission of any act by her, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, or employees. Further, no act, or failure to act, on the part of Ms. Travis shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in, or not opposed to, the best interest of the Company. The definition of cause in Ms. Travis’ employment agreement explicitly excludes failure to meet performance standards or objectives of the Company.

Under Ms. Travis’ employment agreement, good reason is defined as a termination of employment by Ms. Travis within sixty (60) days following the occurrence of (A) a material diminution in or adverse alteration to Ms. Travis’ title, base salary, position or duties, including no longer reporting to the Chairman & Chief Executive Officer, or the President & Chief Operating Officer, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) a failure of the Company to comply with any material provision of her employment agreement provided that the events described in clauses (A), (B), and (C) shall not constitute good reason (1) until Ms. Travis provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Travis to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Mitchell A. Kosh. Under Mr. Kosh’s employment agreement, as amended, if the Company terminates his employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or Mr. Kosh voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), Mr. Kosh will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a severance period equal to the longer of the remaining term of his employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that Mr. Kosh received for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Kosh voluntarily terminates his employment without good reason, or if the Company terminates his employment for cause, Mr. Kosh will be entitled to receive only his base salary through the date of termination. In the event of Mr. Kosh’s termination due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. In the event Mr. Kosh’s employment terminates due to his death or disability, or he terminates his employment due to retirement, Mr. Kosh will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by him, which shall vest at the end of the applicable performance period, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates Mr. Kosh’s employment without cause within 12 months following a change of control of the Company (as defined in his employment agreement), Mr. Kosh will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of his annual base salary and two times the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, any unvested options and unvested RPSUs held by Mr. Kosh will immediately vest, and all options held by him will remain exercisable for six months. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

Under Mr. Kosh’s employment agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by the Company due to disability, for cause or the termination by him of his employment without good reason, not to compete with the Company for the remainder of his scheduled employment term; (ii) not to solicit any employee of the Company for the remainder of his scheduled employment term; (iii) not to disparage the Company following the termination of his employment; and (iv) not to disclose any confidential information of the Company.

Under Mr. Kosh’s employment agreement, cause is defined as: (i) failure by Mr. Kosh to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to the satisfaction of the Company, in its sole discretion, within fifteen (15) days after notice of such failure has been given by the Company to Mr. Kosh; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Mr. Kosh; or (iii) any action by him causing damage to or misappropriation of Company assets; or (iv) his wrongful disclosure of the Company’s confidential information; or (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; or (vi) his breach of any employment policy of the Company; or (vii) performance by him of his employment duties in a manner deemed by the Company, in its sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees.

Under Mr. Kosh’s employment agreement, good reason is defined as a termination of employment by Mr. Kosh within sixty (60) days following the occurrence of: (A) a material diminution in or adverse alteration to his title, base salary, position or duties, including no longer reporting to Ralph Lauren, Chief Executive Officer, or Roger Farah, Chief Operating Officer, (B) the relocation of his principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) a failure of the Company to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason (1) until Mr. Kosh provides written notice to the Company of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Kosh to the Company.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Potential Payments Upon Termination or Change in Control Tables

The following tables summarize the amounts payable to the Company’s named executive officers upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the named executive officer’s employment terminated or, in the event of a change in control, such change of control occurred on April 3, 2010;

•	the named executive officer’s salary continues as it existed on April 3, 2010;

•	the named executive officer’s employment agreement and term as of April 3, 2010 applies; and

•

the stock price for the Company’s Class A Common Stock is $86.53 per share (the NYSE closing price of the Company’s Class A Common Stock on April 1, 2010, the closest preceding date on which there were sales of shares. April 2, 2010, the last business day of the Company’s fiscal 2010 was a NYSE holiday and the market was closed).

The tables do not include non-qualified deferred compensation, if any, that would be paid to the named executive officers, which is set forth in the “Non-Qualified Deferred Compensation” table. In addition, the tables do not include the value of vested but unexercised stock options as of April 3, 2010.

Chief Executive Officer—Ralph Lauren

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason(1)		By the Company Without Cause/by the Executive for Good Reason/by the Company’s Election not to Renew his Agreement		Death or Disability		Retirement(2)	Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0		$3,750,000		$0		N/A	$3,750,000	(3)
Cash Severance—Bonus	$0		$38,829,546		$19,500,000	(4)	N/A	$38,829,546	(3)
Stock Options	$0	(5)	$5,156,814	(6)	$5,156,814	(7)	N/A	$5,156,814	(7)
Restricted Stock Units/RPSUs	$0		$39,326,788	(8)	$39,326,788	(8)	N/A	$39,326,788	(8)
Additional Cliff RPSUs if Maximum Performance is Reached	$0		N/A		N/A		N/A	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0		$362,577	(9)	$0		N/A	$362,577
Office Facilities/Support	$0		$650,520	(10)	$0		N/A	$650,520
Automobile and Driver	$0		$527,857	(10)	$0		N/A	$527,857

Total	$0		$88,604,102		$63,983,602		N/A	$88,604,102

(1)

On June 12, 2007, the Company renewed Mr. Lauren’s employment agreement for an additional five-year period commencing on March 30, 2008. See “Executive Employment Agreements—Ralph Lauren.” Mr. Lauren’s employment agreement was amended as of June 29, 2009.

(2)	Mr. Lauren’s employment agreement does not address retirement.

(3)

No special change in control severance payment is payable to Mr. Lauren. If Mr. Lauren were to be terminated by the Company without cause or if he terminates his employment for good reason following a change in control, Mr. Lauren would be entitled to the amounts reflected under the above column “By the Company without Cause/By the Executive for Good Reason/by the Company’s Election not to Renew his Agreement.”

(4)

Mr. Lauren is entitled to a pro-rata portion of his bonus based upon time served during the termination year. The amount in this column reflects the actual bonus amount that Mr. Lauren received for fiscal 2010.

(5)	If Mr. Lauren were terminated by the Company for cause or if he terminates his employment without good reason, he would forfeit any outstanding vested, but not yet exercised, stock options.

(6)

Represents in-the-money value of unvested stock options held by Mr. Lauren at termination that will continue to vest on their scheduled vesting dates. To determine this amount, the NYSE closing price of the Company’s Class A Common Stock on the last day of fiscal 2010 of $86.53 was used. The actual value would depend upon the stock price on the date of exercise. In addition, any vested options and any options that continue to vest following such termination will remain exercisable until the later of (a) one year from the date of Mr. Lauren’s termination of employment or (b) 30 days from the date such options vest (but in no event later than the expiration date of such options).

(7)	Represents the in-the-money value of unvested stock options whose vesting accelerates on such termination or, as applicable, upon a change in control.

(8)	Represents the value of time-based RSUs and RPSUs including associated dividend equivalent units whose vesting accelerates on such termination or, as applicable, upon a change in control.

(9)

The amounts presented are estimates based on historical costs plus an assumed percentage increase to cover the cost over the severance period. Actual amounts will be known only at the time that the executive becomes eligible for benefits.

(10)	The amounts presented are estimates only based on annual historical costs associated with providing such perquisites to Mr. Lauren.

President and Chief Operating Officer—Roger N. Farah

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement	Change in Control with Termination(1)		By the Company’s Election Not to Extend the Agreement Term(2)
Compensation:
Cash Severance—Base Salary	$0	$2,700,000	(3)	$0		$0	$2,700,000		N/A
Cash Severance—Bonus	$0	$27,900,000	(4)	$6,000,000	(5)	$0	$24,000,000		N/A
Stock Options	$0	$1,049,837	(6)	$1,049,837	(7)	$0	$1,049,837	(8)	N/A
RPSUs	$0	$21,408,098	(9)	$21,408,098	(9)	$0	$21,408,098	(10)	N/A
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$2,515,470		$2,515,470		$0	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$81,920		$0		$0	$81,920		N/A
Automobile Allowance	$0	$54,000		$0		$0	$54,000		N/A

Total	$0	$55,709,325		$30,973,405		$0	$49,293,855		N/A

(1)

In the event that a change in control occurs which results in Mr. Farah’s termination and entitles him to severance payments exceeding 2.99 times his “base amount” (as such term is defined in the Code), then the total payments due to Mr. Farah would be reduced to such amount as equals 2.99 times his “base amount”, unless the after-tax value of the payments otherwise due to Mr. Farah will exceed such reduced amount.

(2)	Termination by reason for non-extension would only apply in fiscal 2013.

(3)

Under Mr. Farah’s employment agreement, the Company would continue to pay his base salary multiplied by the applicable severance multiplier. Mr. Farah’s severance multiplier is the greater of (a) the number of full and partial years remaining in the term of his employment agreement (up to a maximum of three years) or (b) two years.

(4)

Mr. Farah is entitled to receive a bonus equal to the sum of (i) a pro-rata portion of the annual incentive bonus he would have received based on the Company’s performance for the fiscal year of termination and (ii) the applicable severance multiplier times $6,000,000. Mr. Farah’s severance multiplier is the greater of (a) the number of full and partial years remaining in the term of his employment agreement (up to a maximum of three years) or (b) two years.

(5)	Mr. Farah is entitled to a pro-rata target bonus based upon time served during the termination year.

(6)	Represents the in-the-money value of unvested stock options that become fully vested and exercisable until the earlier of (i) first anniversary of termination date and (ii) expiration of option term.

(7)	Represents the in-the-money value of unvested stock options that become fully vested and exercisable until the earlier of (i) 3 years from termination date and (ii) expiration of option term.

(8)	Represents the in-the-money value of unvested stock options whose vesting is accelerated upon a change in control.

(9)

Represents the value of all outstanding RPSUs, including the associated dividend equivalent units, whose vesting is accelerated upon termination. Vesting only occurs if the applicable performance goal is achieved and at original vesting date.

(10)	Represents the value of all outstanding RPSUs, including the associated dividend equivalent units, whose vesting is accelerated upon a change in control.

Executive Vice President—Jackwyn L. Nemerov

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason/By the Company’s Election not to Renew her Agreement(1)		Death or Disability		Retirement(2)		Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0	$2,700,000	(3)	$0		$0		$1,800,000	(4)
Cash Severance—Bonus	$0	$1,207,800	(5)	$0		$0		$2,415,600	(6)
Stock Options	$0	$224,974	(7)	$760,592	(8)	$0		$760,592	(9)
RPSUs	$0	$6,021,363	(10)	$4,734,295	(11)	$1,274,587	(11)	$9,676,304	(12)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$1,078,077		$971,649		$0		$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$57,797		$0		$0		$57,797

Total	$0	$11,290,011		$6,466,536		$1,274,587		$14,710,293

(1)	By the Company’s election not to renew her agreement would only apply in fiscal 2013.

(2)

For RPSU awards made before fiscal 2009, retirement is calculated commencing at age 55. For RPSU awards made beginning in fiscal 2009, retirement is calculated commencing at age 55 with 7 years of service.

(3)	Under Ms. Nemerov’s employment agreement, the Company would continue to pay her base salary for the longer of (a) the balance of the term of her employment agreement (36 months) or (b) one year.

(4)	This lump sum amount is equal to two times Ms. Nemerov’s base salary.

(5)	Ms. Nemerov would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(6)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(7)

Represents the in-the-money value of unvested stock options from fiscal 2010 that immediately vest. To determine this amount, the NYSE closing price of the Company’s Class A Common Stock on the last day of fiscal 2010 of $86.53 was used. The actual value would depend upon the stock price on the date of exercise. Ms. Nemerov would have until the earlier of (i) one year and (ii) expiration date of option term to exercise any vested options.

(8)

Represents the in-the-money value of unvested stock options that continue to vest. To determine this amount, the NYSE closing price of the Company’s Class A Common Stock on the last day of fiscal 2010 of $86.53 was used. The actual value would depend upon the stock price on the date of exercise.

(9)	Represents the in-the-money value of unvested stock options that become vested upon a change in control and Ms. Nemerov would have up to 6 months to exercise.

(10)

Represents the value of Ms. Nemerov’s fiscal 2010 RPSU awards. Vesting only occurs if the applicable performance goal is achieved at original vesting date. To determine value, the NYSE closing price on the last business day of fiscal 2010 of $86.53 per share was used. Actual value would not be known until the vesting date. For this purpose target performance is assumed.

(11)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. For this purpose target performance is assumed. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price on the last business day of fiscal 2010 of $86.53 per share was used. The actual value would not be known until the vesting date.

(12)	Upon a change in control, RPSUs will vest.

Senior Vice President and Chief Financial Officer—Tracey T. Travis

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)	Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0	$1,812,500	(2)	$0		N/A	$1,450,000	(3)
Cash Severance—Bonus	$0	$486,475	(4)	$0		N/A	$972,950	(5)
Stock Options	$0	$0		$338,830	(6)	N/A	$338,830	(7)
RPSUs	$0	$0		$725,913	(8)	N/A	$1,287,999	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$175,143		N/A	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$26,908		$0		N/A	$26,908

Total	$0	$2,325,883		$1,239,886		N/A	$4,076,687

(1)

For RPSU awards made before fiscal 2009, retirement is calculated commencing at age 55. For RPSU awards made beginning in fiscal 2009, retirement is calculated commencing at age 55 with 7 years of service. Ms. Travis is not currently eligible for retirement.

(2)	Under Ms. Travis’s employment agreement, the Company would continue to pay her base salary for the longer of (a) the balance of the term of her employment agreement (30 months) or (b) one year.

(3)	This lump sum amount is equal to two times Ms. Travis’s base salary.

(4)	Ms. Travis would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. To determine this amount, the NYSE closing price of the Company’s Class A Common Stock on the last day of fiscal 2010 of $86.53 was used. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested upon a change in control and Ms. Travis would have up to 6 months to exercise. The actual value would depend upon the stock price on the date of exercise.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. For this purpose target performance is assumed. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price on the last business day of fiscal 2010 of $86.53 per share was used. The actual value would not be known until the vesting date.

(9)	Upon a change in control, the RPSUs will vest.

Senior Vice President—Human Resources—Mitchell A. Kosh

Payments Upon Various Termination Events	By the Company for Cause/by the Executive Without Good Reason	By the Company Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)		Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0	$1,715,625	(2)	$0		$0		$1,350,000	(3)
Cash Severance—Bonus	$0	$419,375	(4)	$0		$0		$838,750	(5)
Stock Options	$0	$0		$268,749	(6)	$0		$268,749	(7)
RPSUs	$0	$0		$656,689	(8)	$656,689	(8)	$1,218,775	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$175,143		$175,143		$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$20,309		$0		$0		$20,309

Total	$0	$2,155,309		$1,100,581		$831,832		$3,696,583

(1)

For RPSU awards made before fiscal 2009, retirement is calculated commencing at age 55. For RPSU awards made beginning in fiscal 2009, retirement is calculated commencing at age 55 with 7 years of service.

(2)	Under Mr. Kosh’s employment agreement, the Company would continue to pay his base salary for the longer of (a) the balance of the term of his employment agreement (30.5 months) or (b) one year.

(3)	This lump sum amount is equal to two times Mr. Kosh’s base salary.

(4)	Mr. Kosh would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. To determine this amount, the NYSE closing price of the Company’s Class A Common Stock on the last day of fiscal 2010 of $86.53 was used. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested upon a change in control and Mr. Kosh would have up to 6 months to exercise. The actual value would depend upon the stock price on the date of exercise.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. For this purpose target performance is assumed. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price of $86.53 per share of the Company’s Class A Common Stock on the last business day of fiscal 2010 was used. The actual value would not be known until the vesting date.

(9)	Upon a change of control, the RPSUs will vest.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Written Related Party Transactions Policy

The Company has adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of the Company and the stockholders. The Nominating & Governance Committee must review and approve, or ratify any deemed related party transaction proposed to be entered into by the Company’s executive officers or directors.

Under the Company’s related party transactions policy, any relationship, arrangement or transactions between the Company and (i) a director, (ii) an executive officer, (iii) a person known by the Company to be a beneficial owner of more than 5% of the Company’s common stock, or (iv) a person known by the Company to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be related party transaction. Under the Company’s related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.

•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.

•

Any transaction between the Company and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.

•

Any transaction where the Related Party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro-rata basis (e.g., dividends).

•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Registration Rights Agreements

Certain of the Lauren Family Members (as defined below) and the Company are parties to a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of the Company’s Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by the Company, subject to certain limitations.

On June 14, 2010, Ralph Lauren exercised demand registration rights in respect of up to 10,350,000 shares of the Company’s Class A Common Stock, issuable upon conversion of an equal number of Class B Common Stock. Concurrent with this public offering, the Company repurchased from Mr. Lauren 1,000,000 shares of Class A Common Stock, which was also issuable upon conversion of an equal number of Class B Common Stock. The Company repurchased these shares of Class A Common Stock at the public offering price of $81.00 per share.

The Company is required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. The Company must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this proxy statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. Lauren, Mr. Lauren’s spouse, Lauren Descendants, Mr. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

In connection with the reorganization that preceded the Company’s initial public offering in June 1997, the Company and its stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to the Company’s predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

The Company has entered into indemnification agreements with each of its directors and certain executives. The indemnification agreements require, among other things, that the Company indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), the Company will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under the Company’s Code of Business Conduct and Ethics, all employees and officers of the Company are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and the Company’s legal department. In addition, employees who intend to seek additional employment of any kind while remaining a Company employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Directors of the Company are required to disclose any actual or potential conflicts of interest to the Chairman of the Board of Directors and the Company’s General Counsel. All directors are required to recuse themselves from any Board of Directors discussion or decision affecting their personal, business or professional interests.

From time to time, both Mr. Lauren (who is required, under his employment agreement, to use a private aircraft for security purposes for any travel) and other executives use Mr. Lauren’s personal aircraft on Company business. The Company reimburses Mr. Lauren for such use at market rates for the private aircraft. The Company reimbursed Mr. Lauren approximately $529,406 for the use of his aircraft by executives of the Company in fiscal 2010.

In connection with the adoption of the “RRL” trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly-owned by Mr. Lauren.

Jerome Lauren, the Company’s Executive Vice President of Menswear Design, is the brother of Ralph Lauren, the Company’s Chairman and Chief Executive Officer, and David Lauren, the Company’s Senior Vice President of Advertising, Marketing and Corporate Communications, is Ralph Lauren’s son. In fiscal 2010, Jerome Lauren received an aggregate of $2,139,578 in base salary, bonus and other compensation payments from the Company. During such fiscal year, he also received equity awards with the total aggregate grant date fair value of $409,917 calculated in accordance with ASC 718. Pursuant to an election made in calendar year 2008 and available to all SERP participants, Jerome Lauren also elected during calendar year 2008 to withdraw his entire SERP balance and received payment of $2,939,823 as a complete distribution under the SERP in early fiscal 2010. In fiscal 2010, David Lauren received an aggregate of $1,082,500 in base salary and bonus payments from the Company. During such fiscal year, he also received equity awards with the total aggregate grant date fair value of $409,917 calculated in accordance with ASC 718. David Lauren also elected during calendar year 2008 to withdraw his entire SERP balance and received a payment of $171,020 as a complete distribution under the SERP in early fiscal 2010.

(PROPOSAL 2)

PROPOSAL TO ADOPT THE 2010 LONG-TERM STOCK INCENTIVE PLAN

General. On June 17, 2010, the Board of Directors of the Company (the “Board”) adopted the Company’s 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”), a copy of which is attached to this Proxy Statement as Appendix B, subject to stockholder approval at the Annual Meeting. The Board recommends a vote FOR the approval of the 2010 Stock Incentive Plan.

Reasons Why You Should Vote in Favor of the Approval of the 2010 Stock Incentive Plan

The Board of Directors recommends a vote for the approval of the 2010 Stock Incentive Plan because it believes the plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•

Performance based. The 2010 Stock Incentive Plan is generally intended to provide incentive compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

•

No “evergreen” provision. The number of shares of our Class A Common Stock available for issuance under the 2010 Stock Incentive Plan is fixed and will not adjust based upon the number of shares outstanding. We currently expect the number of shares authorized for issuance under the 2010 Stock Incentive Plan will be sufficient to provide for future awards for approximately three years, at which time we expect to ask our stockholders to approve an additional share authorization.

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Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our class A Common Stock authorized for issuance under the 2010 Stock Incentive Plan is 3,000,000 shares, plus the number of shares that remain available for issuance under the 1997 Stock Incentive Plan as of the date of stockholder approval of the 2010 Stock Incentive Plan that are not already subject to outstanding awards under the 1997 Stock Incentive Plan. In the event that shares subject to outstanding awards under the 1997 Stock Incentive Plan are forfeited, expire or otherwise terminate without the issuance of such shares, such shares will become available for issuance under the 2010 Stock Incentive Plan. If the 2010 Stock Incentive Plan is approved by stockholders, no new awards will be granted under the 1997 Stock Incentive Plan. Shares delivered in full or partial payment of the exercise price of any award or of any tax withholding obligation in respect of awards under the 2010 Stock Incentive Plan or the 1997 Stock Incentive Plan, will be deducted from the number of shares delivered to a participant for purposes of determining the number of shares acquired pursuant to the 2010 Plan. As of June 21, 2010, there were 4,877,017 shares subject to stock options or stock appreciation rights (“SARs”) outstanding under all stock plans, with a weighted average exercise price of $51.05 and a weighted average remaining term of 4.4 years, and 1,590,503 shares subject to full value awards outstanding under all stock plans. As of June 21, 2010, there were 2,762,621 shares that remained available for issuance under the 1997 Stock Incentive Plan that are not already subject to outstanding awards under the 1997 Stock Incentive Plan.

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Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2010 Stock Incentive Plan prohibits granting stock options with exercise prices and SARs with strike prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

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No repricing or exchange without stockholder approval. The 2010 Stock Incentive Plan prohibits the repricing of outstanding stock options or SARs (or the cancelling of stock options or SARs in exchange for other awards or cash that would cause the stock options or SARs to not qualify for equity accounting treatment) without stockholder approval, except in connection with certain corporate transactions involving the Company.

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Minimum vesting and performance period requirements. The 2010 Stock Incentive Plan provides that any restricted stock awards and certain other stock-based awards (other than stock options and SARs) granted under the plan will vest no more rapidly than ratably over a three-year period after the grant date, and performance-based stock-based awards will have a minimum performance period of one year, in each case except with respect to 5% of the shares authorized under the 2010 Stock Incentive Plan.

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Double Trigger Accelerated Vesting. Consistent with emerging best practices, the 2010 Stock Incentive Plan provides that, in the event of a change in control (as defined in the 2010 Stock Incentive Plan), the vesting of outstanding awards does not accelerate unless the participant’s employment is subsequently terminated either without “cause” or for “good reason” (each as defined in the 2010 Stock Incentive Plan) within 12 months following the change in control. The 1997 Stock Incentive Plan had provided for “single trigger” automatic acceleration of vesting upon a change in control.

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Enhanced 162(m) Flexibility. The 2010 Stock Incentive Plan expands the list of performance criteria available to the Company in crafting awards that are performance based so that such awards are exempt from the deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally does not allow a publicly held company to deduct compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code. One of those conditions requires the Company to obtain stockholder approval of each performance criterion that may be used in granting Performance Compensation Awards (as defined in the 2010 Stock Incentive Plan) and of the performance period over which that award may be earned.

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“Clawback” provisions. The 2010 Stock Incentive Plan contains “clawback” provisions, which provide that a named executive officer’s rights with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including termination for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants. In addition, if, as a result of a named executive officer’s intentional misconduct or gross negligence, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the named executive officer may be required to promptly reimburse the Company for certain payments or gains realized by the named executive officer.

If the holders of a majority of the common stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders approve the 2010 Stock Incentive Plan, the 2010 Stock Incentive Plan, will become effective and no further grants of awards will be made under the 1997 Stock Incentive Plan. If such approval by the Company’s stockholders is not obtained, the 1997 Stock Incentive Plan will continue as it currently exists, the 2010 Stock Incentive Plan will never become effective, and the purpose of the 2010 Stock Incentive Plan to promote the interests of the Company and its stockholders, as set forth below, may not be achieved.

Summary of the 2010 Stock Incentive Plan Features

The following summary of the material features of the 2010 Stock Incentive Plan, is qualified in its entirety by reference to the specific language of 2010 Stock Incentive Plan.

Purpose. The purpose of the 2010 Stock Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees and third-party service providers of the Company and its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Administration. The 2010 Stock Incentive Plan provides that it will be administered by a committee (the “Committee”) which will either be the full Board or a committee of two or more members of the Board designated by the Board to administer the 2010 Stock Incentive Plan, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and an “outside director” (within the meaning of Section 162(m) of the Code), to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the 2010 Stock Incentive Plan; provided, that the Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Code Section 162(m), and to make certain determinations under the 2010 Stock Incentive Plan. The mere fact that a Committee member fails to qualify as a Non-Employee Director or outside director (within the meaning of Rule 16b-3) will not invalidate any award made by the Committee which award is otherwise validly made under the 2010 Stock Incentive Plan. The Compensation & Organizational Development Committee of the Board currently serves as the Committee. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2010 Stock Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2010 Stock Incentive Plan. The Committee will have full discretion to administer and interpret the 2010 Stock Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Effective Date. The 2010 Stock Incentive Plan will become effective as of August 5, 2010, subject to obtaining the stockholder approval requested in this proposal.

Eligibility. Any director, officer, employee or third party service provider (who is a natural person) of the Company or any of its subsidiaries is eligible to be designated a participant under the 2010 Stock Incentive Plan. The Committee has the sole and complete authority to determine who will be granted awards under the 2010 Stock Incentive Plan.

Number of Authorized Shares and Types of Awards. The 2010 Stock Incentive Plan authorizes the grant of awards to participants with respect to a maximum of the sum of (i) the number of shares of the Company’s Class A Common Stock (the “Shares”) remaining available for issuance under the 1997 Stock Incentive Plan as of the date of stockholder approval of the 2010 Stock Incentive Plan that are not subject to outstanding awards under the 1997 Stock Incentive Plan plus (ii) 3,000,000 (such sum is referred to as the “Absolute Share Limit”), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options (“NSOs”); (ii) stock options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”); (iii) SARs; (iv) restricted stock and/or restricted stock units; (v) performance awards (being other awards denominated in Shares and valued in accordance with the achievement of performance goals established by the Committee) and (vi) other stock based awards (being awards denominated in Shares other than those described above); provided, that the maximum number of Shares with respect to which Awards may be granted to any non-employee director of the Company may not exceed 25,000 in any fiscal year, the maximum number of Shares with respect to which stock options and SARs may be granted to any participant in the 2010 Stock Incentive Plan in any fiscal year may not exceed 1,000,000 and the maximum number of Shares which may be paid to a participant in the 2010 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the 2010 Stock Incentive Plan) in respect of a single performance period is 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan, no Shares in excess of the Absolute Share Limit may be issued pursuant to incentive stock options.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Committee determines that an adjustment is necessary or appropriate, then the Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, performance awards, performance compensation awards or other stock based awards or any combination of the foregoing.

Minimum Vesting Schedule. Except with respect to a maximum of 5% of the Shares authorized under the 2010 Stock Incentive Plan, any awards (other than an option or SAR) that are settled in Shares (each, a “Full Value Award”) and that vest solely on the basis of the participant’s continued employment with or provision of service to the Company will not provide for vesting that is any more rapid than annual pro-rata vesting over a three year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve months. The vesting of Full Value Awards may only be accelerated upon death, disability (as defined in the 2010 Stock Incentive Plan), retirement or other termination of employment or services of the participant, or a change of control (as defined in the 2010 Stock Incentive Plan). If any Shares covered by an award granted under the 2010 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), or if Shares are used to pay the exercise price of a stock option or to pay any required tax withholding, then such Shares will again be, or will become, Shares with respect to which awards may be granted under the 2010 Stock Incentive Plan. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any award or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the participant pursuant to such award for purposes of determining the number of Shares acquired pursuant to the 2010 Stock Incentive Plan.

Stock Options/SARs. Awards made under the 2010 Stock Incentive Plan will be subject to such terms, including vesting and exercise price (which shall be no less than Fair Market Value (as defined in the 2010 Stock Incentive Plan) of a Share as of the date of grant with respect to NSOs and SARs) if applicable, as may be determined by the Committee and specified in the applicable award agreement or thereafter; provided, that ISOs will be subject to terms and conditions that comply with such rules as may be prescribed by Section 422 of the Code. In addition, stock options and SARs granted under the 2010 Stock Incentive Plan will have a maximum term of ten years. No dividend equivalents will be payable in respect of outstanding options or SARs. Payment in respect of the exercise of an option granted under the 2010 Stock Incentive Plan may be made in cash, or its equivalent, or (i) by tendering Shares (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) valued at fair market value at the time the option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee or (ii) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

Restricted Stock and Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock and restricted stock units under the 2010 Stock Incentive Plan, subject to the terms and conditions established by the Committee. Restricted stock and restricted stock units are non-transferable and subject to such other restrictions determined by the Committee for a specified period. Subject to the restrictions set forth any applicable award agreement, a holder of restricted stock generally will have the rights and privileges of a stockholder, including without limitation the right to vote the restricted stock. Restricted stock units will be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions or otherwise in accordance with the applicable award agreement. Dividends paid on any Shares of restricted stock may be paid directly to the participant, withheld by the Company subject to vesting of the restricted Shares, or may be reinvested in additional Shares of restricted stock or in additional restricted stock units, as determined by the Committee in its sole discretion.

Other Stock-Based Awards. The Committee will be authorized to grant performance awards (a right denominated in cash or Shares, valued in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish) and other stock-based awards (an award of Shares or denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, which may provide for dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided that no dividend equivalents will be payable in respect of outstanding unearned Performance Compensation Awards (described below) or other unearned awards subject to performance conditions (other than or in addition to the passage of time), although dividend equivalents may be accumulated and paid after such awards are earned and become payable or distributable.

Performance Compensation Awards. The Committee will have the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may treat certain other awards under the 2010 Stock Incentive Plan as “performance-based compensation” and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are “covered employees” as defined in Section 162(m) of the Code.

Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Committee for such period. The Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 2010 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and will be limited to the following: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net revenue or net revenue growth; gross revenue or gross revenue growth, or gross profit or gross profit growth; net operating profit (before or after taxes); return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; earnings before or after taxes, interest, depreciation and/or amortization; gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or cost reduction goals; general and administrative expense savings; operating efficiency; objective measures of customer satisfaction; working capital targets; measures of economic value added or other “value creation” metrics; inventory control; enterprise value; sales; stockholder return; client retention; competitive market metrics; employee retention; timely completion of new product rollouts; timely launch of new facilities; objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); system-wide revenues; royalty income; same store sales (comparable sales), comparisons of continuing operations to other operations; market share; new store openings (gross or net), store remodelings; cost of capital, debt leverage year-end cash position or book value; strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or any combination of the foregoing.

Any one or more of the performance criteria may be stated as a percentage of another performance criterion, or used on an absolute or relative basis to measure the performance of the Company, subsidiary and/or affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, subsidiary and/or affiliate or any combination thereof, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or published or special index, or compared to various stock market indices. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

With regard to a particular performance period, the Committee will have the discretion, subject to the 2010 Stock Incentive Plan’s terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. The Committee may adjust or modify the calculation of a performance goal to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. Any such discretion will be exercised by the Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Committee upon the period’s close. In determining entitlement to payment in respect of a Performance Compensation Award, the Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under Section 162(m) of the Code.

Transferability. Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any affiliate; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Committee has the discretion under the 2010 Stock Incentive Plan to provide that options granted under the 2010 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

Effect of Termination of Employment or Service within 12 months Following a Change in Control. In the event that a participant’s employment with the Company is terminated by the Company without “cause” (as defined in the 2010 Stock Incentive Plan) or the participant resigns for “good reason” (as defined in the 2010 Stock Incentive Plan), in each case, within 12 months following a “change of control” (as defined in the 2010 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any award would otherwise be subject to the achievement of performance conditions, a portion of any such award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the 2010 Stock Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination (i) will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, (ii) may adversely affect the rights of any participant with respect to awards previously granted under the 2010 Stock Incentive Plan without such participant’s consent and (iii) no material revision to the 2010 Stock Incentive Plan will be made without stockholder approval. A “material revision” will include, without limitation: (1) a material increase in the number of Shares available under the 2010 Stock Incentive Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (2) an expansion of the types of awards available under the 2010 Stock Incentive Plan; (3) a material expansion of the class of employees, directors or other service providers eligible to participate in the plan; (4) a material extension of the term of the 2010 Stock Incentive Plan; (5) a material change to the method of determining the exercise price of options or strike price of SARs under the 2010 Stock Incentive Plan; and (6) the deletion or limitation of any provision prohibiting repricing of options or SARs. In addition, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award previously granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any participant or any holder or beneficiary of any award previously granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted in the case of certain changes or capitalization or corporate transactions, (x) no amendment or modification may reduce the exercise price of any option or strike price of any SAR, (y) the Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash in a manner which would either be reportable on the Company’s proxy statement as options which have been repriced, or cause any option or SAR to not qualify for equity accounting treatment and (z) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed. The 2010 Stock Incentive Plan will expire on the tenth anniversary of the effective date.

U.S. Federal Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2010 Stock Incentive Plan and the disposition of Shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state and local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the 2010 Stock Incentive Plan.

Options. No income will be realized by a participant upon grant of a NSO. Upon the exercise of a NSO, the participant will realize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying Shares over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. The Participant’s tax basis in the underlying Shares acquired through the exercise of a NSO will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the Shares received by the participant upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The Participant’s holding period for Shares acquired pursuant to the exercise of a NSO will begin on the date of exercise of such option.

Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company’s board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) is approved in advance, or subsequently ratified by the Company’s stockholders no later than the next annual meeting of stockholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

The Code requires that, for treatment as an ISO, Shares acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. ISO holders will generally incur no U.S. federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for U.S. federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the participant will generally realize ordinary compensation income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Share on the date of initial exercise or the amount realized on the subsequent disposition of the Shares, and such amount will generally be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualifying ISO becomes first exercisable in any one year for Shares having a value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of such excess Shares will be treated as a NSO for U.S. federal income tax purposes.

The payment by a participant of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired Shares to the Company, and the Shares received by the participant, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of the Shares received by the participant in excess of the number of Shares surrendered to the Company will be taxable ordinary compensation income to the participant. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is realized, and will have a holding period that begins on the date ordinary compensation income is realized.

SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR a participant who receives a cash payment will realize ordinary compensation income in an amount equal to the full amount of such payment. If the participant receives Shares upon the exercise of a SAR, the participant will realize ordinary compensation income equal to the excess of the fair market value of the Shares on the date of exercise over the amount paid for such Shares. In either case, the amount of ordinary compensation income to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. If the participant receives Shares upon the exercise of a SAR, the participant’s tax basis in the Shares will be equal to the amount taxable as compensation to the participant. Upon the sale of the Shares acquired through the exercise of a SAR, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for Shares acquired pursuant to the exercise of a SAR will begin on the date of exercise of such SAR.

Restricted Stock. A participant will generally not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will realize taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

Restricted Stock Units. A participant generally will not be subject to tax upon the grant of a restricted stock unit award. A participant who receives a cash payment pursuant to a restricted stock unit will realize taxable compensation equal to the full amount of such payment. If a participant receives Shares pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares. (Special rules apply to the receipt and disposition of Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2010 Stock Incentive Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2010 Stock Incentive Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits. Generally, awards to be granted in the future under the 2010 Stock Incentive Plan are at the discretion of the Committee. As such, with the exception of annual grants to Mr. Lauren, Mr. Farah and Ms. Nemerov, whose award grants are provided for in their respective employment agreements (subject to the approval of, and any reduction determined in the good faith discretion of, the Committee), and annual grants to the Company’s non-employee directors, it is not possible to determine the benefits or the amounts to be received under the 2010 Stock Incentive Plan by the Company’s officers, employees or third party service providers. The following table sets forth the number of shares of Class A Common Stock and restricted stock units that will be received by or allocated to each of the following under the 2010 Stock Incentive Plan by contract. Other future awards that may be granted in the discretion of the Committee are not determinable.

New Plan Benefits Table

Polo Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Ralph Lauren, Chairman & CEO	$—	See footnote	(1)
Roger Farah, President & COO	$—	See footnote	(1)
Jackwyn Nemerov, Executive Vice President	$—	See footnote	(1)
Tracey Travis, SVP and Chief Financial Officer	—	—
Mitchell Kosh, SVP Human Resources	—	—
All current executive officers as a group	—	—
Non-executive director group	$752,000	See footnote	(2)
Non-executive officer employee group	—	—

(1)

Mr. Lauren’s employment agreement provides for annual grants of options to acquire 100,000 shares of the Company’s Class A Common Stock and 75,000 performance-based RPSUs; Mr. Farah’s employment agreement provides for an expected annual stock award grant with a total value of $7 million, divided equally between Cliff RPSUs and options to purchase shares of the Company’s Class A Common Stock; Ms. Nemerov’s employment agreement provides for an annual stock award grant with a total value of $3 million, of which 50% shall consist of Cliff RPSUs, plus an annual grant of an additional 35,000 Cliff RPSUs. However, the Compensation & Organizational Development Committee of the Board has the authority, in its good faith discretion, to determine/reduce the actual amount of the awards to Messrs. Lauren and Farah and Ms. Nemerov, and thus are not definitively determinable at this time.

(2)

Each non-employee director receives an annual equity award with a target equity value of $94,000. One-half of the target equity value will be delivered in the form of options to purchase shares of the Company’s Class A Common Stock and one-half will be delivered in the form of restricted shares of Class A Common Stock.

Required Vote

Under relevant New York Stock Exchange rules relating to approval of equity compensation plans, approval of the 2010 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast on this Proposal, provided that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. Applicable Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the performance based provisions of the 2010 Stock Incentive Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2010 STOCK INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 3)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending April 2, 2011. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2010, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by the Company’s independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. The Company’s Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For fiscal 2010, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $500,000 for tax services, $500,000 for due diligence services in connection with acquisitions or dispositions, and $250,000 for all other generally pre-approved non-audit services.

Aggregate fees, including expenses, for professional services rendered for the Company by Ernst & Young for fiscal 2010 and fiscal 2009 were:

	Fiscal 2010	Fiscal 2009
Audit fees	$3,423,300	$2,673,000
Audit-related fees	377,000	605,000
Tax fees	1,322,000	1,787,850
All other fees	—	—

Total	$5,122,300	$5,065,850

Audit Fees. Audit fees are fees billed for professional services for the audit of the Company’s annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in the Company’s Form 10-Qs and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related Fees. Audit related fees are fees billed for assurance and related services that are related to the performance of the audit or review of the Company’s financial statements. These services include employee benefit plan audits, contractually agreed upon audits, accounting consultations and due diligence services.

Tax Fees. Tax fees are fees billed for tax consulting and compliance services and tax acquisition and tax due diligence services, including tax consulting in connection with the operational consolidation of the Company’s European and Japanese businesses.

All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to the Company in fiscal 2010 or fiscal 2009.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the Annual Meeting of Stockholders and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 2, 2011. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees of the Company without additional compensation.

ADDITIONAL MATTERS

Stockholder Proposals for the 2011 Annual Meeting

Stockholders intending to present a proposal at the 2011 annual meeting of stockholders and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to Polo Ralph Lauren Corporation, Attention: Secretary, 625 Madison Avenue, New York 10022. The Company must receive such proposals no later than March 4, 2011. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2011 annual meeting of stockholders without inclusion of the proposal in the Company’s proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Company’s By-laws. The By-laws require, among other things, that the Company receive written notice from the stockholder of the intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, by the tenth day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

A stockholder’s notice to the Company must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in the Company’s proxy statement.

Electronic Access to Annual Meeting Materials

This proxy statement, the Company’s annual report to stockholders and the Company’s Form 10-K annual report are available on the Company’s website at http://investor.ralphlauren.com. You can save your postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and internet access charges, for which you will be solely responsible.

Other Business

As of the mailing date of this proxy statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Ralph Lauren

Chairman & Chief Executive Officer

New York, New York

June 29, 2010

APPENDIX A

Polo Ralph Lauren Corporation

Definition of “Independent” Directors

The Board of Directors has established these guidelines to assist it in determining whether or not directors have a material relationship with the Company for purposes of determining independence under the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the New York Stock Exchange in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, an employee of the Company or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; (iii) (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed Company’s audit within that time; (iv) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by the Company.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (a) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with the Company.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with the Company; provided in either case that

(i) such business was entered into in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

A-1

(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization and the charitable contributions of the Lauren Group to the organization do not, in the aggregate, exceed the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. The Company will explain in its next proxy statement thereafter the basis for any board determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the New York Stock Exchange Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in the Company’s consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

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APPENDIX B

POLO RALPH LAUREN CORPORATION

2010 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1. PURPOSE AND HISTORY. The purposes of this Polo Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan are to promote the interests of Polo Ralph Lauren Corporation and its stockholders by (i) attracting and retaining exceptional directors, officers and other employees and third party service providers of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan was originally adopted by the Company’s Board of Directors on June 17, 2010, subject to the approval of the Company’s stockholders at the Company’s 2010 annual meeting of stockholders.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any Person that, directly or indirectly, is controlled by, or controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

“Award Agreement” shall mean any agreement, contract, or other instrument or document, in any form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter), evidencing any Award or the terms and conditions thereof, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein): (A) failure by the Participant to perform the duties of the Participant to the Company or an Affiliate (other than due to his or her Disability), provided that such conduct shall not constitute Cause unless and until such failure by Participant to perform his or her duties has not been cured to the satisfaction of the Company, in its sole discretion, within fifteen (15) days after notice of such failure has been given by the Company to Participant; (B) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by the Participant; (C) any action by the Participant causing damage to or misappropriation of the Company’s assets; (D) the Participant’s wrongful disclosure of confidential information of the Company or any of its Affiliates; (E) the Participant’s breach of (x) any non-competition, non-solicitation, non-disparagement or other restrictive covenants to which he or she is subject under any employment or consulting agreement or otherwise, and/or (y) the Participant’s duty of loyalty; (F) the Participant’s breach of any employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s code of business conduct & ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug & alcohol use, or violent acts or threats of violence; (G) performance by the Participant of his or her employment duties in a manner deemed by the Committee, in its sole discretion, to be grossly negligent; or (H) the commission of any act by the Participant, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act other than Permitted Holders; (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by one or more of the Permitted Holders, or (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) below; (iii) during any period of twelve (12) consecutive months, Present and/or New Directors cease for any reason to constitute a majority of the Board; (iv) the Permitted Holders’ beneficial ownership of the total voting power of the voting stock of the Company falls below 30 percent and either Ralph Lauren is not nominated for a position on the Board, or he stands for election to the Board and is not elected; (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the Shares that were outstanding immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Permitted Holders), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or (vi) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) the Board or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

“Company” shall mean Polo Ralph Lauren Corporation, together with any successor thereto.

“Disability” shall mean that as a result of a Participant’s incapacity due to physical or mental illness, the Participant shall have been (or the Committee reasonably determines that the Participant is reasonably likely to be) absent and unable to perform the duties of the Participant’s position on a full-time basis for an entire period of six consecutive months.

“Effective Date” shall mean the date on which this Plan is approved by the Stockholders of the Company at the Company’s 2010 annual meeting of Stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (provided that the Committee may in its discretion use the closing sales price) as reported on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares (provided that the Committee may in its discretion use the closing sales price) on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Full Value Award” shall mean an Award which is other than in the form of an Option or Stock Appreciation Right, and that is settled by the issuance of Shares.

“Good Reason” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Participant having “good reason” to terminate his or her employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “good reason” contained therein), Good Reason shall not apply to such Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; PROVIDED that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“New Directors” shall mean any directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company who, at the time of such vote, were either Present Directors or New Directors but excluding any such individual whose initial assumption of office occurs solely as a result of an actual or threatened proxy contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any Person eligible to receive an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (ii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criterion, or used on an absolute or relative basis to measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, Subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in the Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

“Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Permitted Holders” shall mean, as of the date of determination, (i) any and all of Ralph Lauren, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Lauren Group”) and (ii) any trust established and maintained primarily for the benefit of any member of the Lauren Group and any entity controlled by any member of the Lauren Group.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Polo Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan.

“Present Directors” shall mean individuals who at the beginning of any one year period were members of the Board.

“Prior Plan” shall mean the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, as amended.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean the shares of Class A Common Stock of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders services to the Company, a Subsidiary, or an Affiliate, that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 3. EFFECTIVE DATE AND ADMINISTRATION.

(a) The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(d) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Code Section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable

Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By Laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(g) Notwithstanding the foregoing, the Committee may delegate, in a manner consistent with Section 157(c) of the Delaware General Corporation Law (or other applicable law), to one or more officers of the Company (i) the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code or (ii) the authority to make certain determinations permitted or required to be made by the Committee under the Plan (including, without limitation, determinations relating to the existence of Cause or Disability).

(h) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be the sum (such sum, the “Absolute Share Limit”) of (i) the number of Shares remaining available for issuance as of the Effective Date under the Prior Plan that are not subject to outstanding awards under the Prior Plan plus (ii) 3,000,000; the maximum number of Shares with respect to which Awards may be granted to any Participant who is a director of the Company but not an employee of the Company in any fiscal year may not exceed 25,000; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 1,000,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan pursuant to this Section 4(a), no more than the Absolute Share Limit may be issued pursuant to Incentive Stock

Options. If, after the Effective Date of the Plan, any Shares covered by an Award granted under the Plan or an award granted under the Prior Plan, or to which such an Award relates, are forfeited, or if an Award granted under the Plan (or an award granted under the Prior Plan) has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award (or award granted under the Prior Plan) shall again be, or shall become, Shares with respect to which Awards may be granted hereunder. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any Award (or an award granted under the Prior Plan) or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such Award (or award granted under the Prior Plan) for purposes of determining the number of Shares acquired pursuant to the Plan.

(b) ADJUSTMENTS. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including without limitation adjusting any or all of the limitations in Section 4(a) of the Plan), (iii) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate (2) the grant or exercise price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals), (iv) if deemed appropriate, make provision for a payment in cash, Shares, other securities or other property, or any combination thereof, to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights shall equal the excess if any, of the Fair Market Value of the Shares (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event) subject to such Options or Stock Appreciation Rights over the aggregate exercise price or strike price of such Options or Stock Appreciation Rights (it being understood that, in such event, any Option or SAR having a per Share exercise price or strike price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), and (v) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

PROVIDED, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 4(b) (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

(c) SUBSTITUTE AWARDS. Subject to Section 12(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the

Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares purchased on the open market, or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e) FULL VALUE AWARDS. Except with respect to a maximum of five percent (5%) of the Shares authorized under the Plan, any Full Value Awards that vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The vesting of Full Value Awards may only be accelerated upon (i) death, Disability, retirement or other termination of employment or service of the Participant or (ii) a Change of Control.

SECTION 5. ELIGIBILITY. Any director, officer or employee of, or Third Party Service Provider to, the Company or any of its Subsidiaries (including any prospective director, officer, employee or Third Party Service Provider) shall be eligible to be designated a Participant.

SECTION 6. STOCK OPTIONS.

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(b) EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement, but shall be no less than the Fair Market Value of a Share at the date of grant.

(c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the tenth anniversary of the grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) PAYMENT.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (x) in cash, or its equivalent or (y) by tendering to the Company Shares valued at Fair Market Value at the time the Option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee, or (z) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

(ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e) NOTIFICATION UPON DISQUALIFYING DISPOSITION OF AN INCENTIVE STOCK OPTION. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of any Shares acquired pursuant to any Incentive Stock Option before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

SECTION 7. STOCK APPRECIATION RIGHTS.

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the strike price thereof (which shall be no less than the Fair Market Value of a Share at the date of grant) and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a strike price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b) EXERCISE AND PAYMENT. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the strike price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) OTHER TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right; PROVIDED, HOWEVER, that no Stock Appreciation rights shall be exercisable after the tenth anniversary of the date of its grant. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) TRANSFER RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also require that certificates issued in respect of Shares of Restricted Stock be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative. Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent Shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) PAYMENT. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

(d) MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest upon the attainment of performance goals (whether or not combined with other conditions) shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 9. PERFORMANCE AWARDS.

(a) GRANT. The Committee shall have sole and complete authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c) PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(d) MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 10. OTHER STOCK-BASED AWARDS.

(a) GENERAL. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b) DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or Stock Appreciation Rights or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid after such Awards are earned and become payable or distributable).

(c) MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any “Other Stock-Based Awards” that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any “Other Stock-Based Awards” that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of “Other Stock-Based Awards” that are Full Value Awards may only be accelerated for (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 11. PERFORMANCE COMPENSATION AWARDS.

(a) GENERAL. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or strike price, as the case may be, equal to or greater than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) ELIGIBILITY. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one Person as a Participant eligible to receive an Award hereunder shall not require designation of any other Person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE COMPENSATION AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) PAYMENT OF PERFORMANCE COMPENSATION AWARDS

(i) CONDITION TO RECEIPT OF PAYMENT. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) LIMITATION. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) CERTIFICATION. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv) NEGATIVE DISCRETION. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v) TIMING OF AWARD PAYMENTS. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

(vi) MAXIMUM AWARD PAYABLE. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

(e) MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Compensation Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Compensation Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 12. AMENDMENT AND TERMINATION.

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (a) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, and (b) no material revision to the Plan shall be made without stockholder approval. A “material revision” shall include, without limitation: (i) a material increase in the number of Shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (ii) an expansion of the types of Awards available under the Plan; (iii) a material expansion of the class of employees, directors or other service providers eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the exercise price of Options or strike price of Stock Appreciation Rights granted under the Plan; and (vi) the deletion or limitation of any provision prohibiting repricing of Options or Stock Appreciation Rights.

(b) AMENDMENTS TO AWARDS. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted under Section 4(b), (i) no amendment or modification may reduce the exercise price of any Option or the strike price of any Stock Appreciation Right, (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right (with a lower exercise price or strike price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options or Stock Appreciation Rights which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) cause any Option or Stock Appreciation Right to fail to qualify for equity accounting treatment and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed.

(c) ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, the actions described in Section 4(b) hereof) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the

Company or any Affiliate, or of changes in applicable laws, rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-deal quotation system, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) FORFEITURE EVENTS. For purposes of this Section 12(d), a “named executive officer” means a Participant who is a named executive officer of the Company (as defined for purposes of the executive compensation disclosure rules of the Exchange Act). The Committee may specify in an Award that a named executive officer’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in the reasonable discretion of the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the named executive officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the named executive officer, as determined by the Committee in its reasonable discretion. In addition, with respect to an Award, if, as a result of a named executive officer’s intentional misconduct or gross negligence, as determined by the Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, in its reasonable discretion, require the named executive officer to promptly reimburse the Company for the amount of any payment (whether in cash, Shares, other securities or other property) previously received by the named executive officer pursuant to any Award (or otherwise forfeit to the Company any outstanding Award) that was earned or accrued (or exercised or settled) during the twelve (12) month period following the earlier of the first public issuance or filing with the United States Securities and Exchange Commission of any financial document embodying such financial reporting requirement that required such accounting restatement.

SECTION 13. CHANGE OF CONTROL. In the event that a Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, in each case on or within 12 months following the date of a Change of Control, any outstanding Awards then held by such affected Participant which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, a portion of any such Award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

SECTION 14. GENERAL PROVISIONS.

(a) NONTRANSFERABILITY.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Stock

Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(A) the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”);

(B) a trust solely for the benefit of the Grantee and his or her Immediate Family; or

(C) a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family members;

(each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); PROVIDED that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the option.

The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(b) NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan (or, if applicable, a notice evidencing a book entry notation) pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates, as applicable, make appropriate reference to such restrictions.

(d) WITHHOLDING.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

(iii) Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 14(a) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

(e) 409A OF THE CODE. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary and only to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code, if any Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Award that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(f) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(k) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee or the senior human resource officer of the Company shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee or the senior human resource officer of the Company so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(p) RELATIONSHIP TO OTHER BENEFITS. No payment or benefit under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(q) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 15. TERM OF THE PLAN.

(a) EXPIRATION DATE. No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

(b) SECTION 162(M) REAPPROVAL. The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 15(b), however, shall affect the validity of Performance Compensation Awards granted after such time if such stockholder approval has not been obtained.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)	VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Item 1.	Election of three (3) Class A Director Nominees as Class A Directors:	☐	☐	☐	Item 2.	Adoption of the Company’s 2010 Long-Term Stock Incentive Plan.	☐	☐	☐
Nominees:
01 Frank A. Bennack, Jr.,
02 Joel L. Fleishman
	03 Steven P. Murphy				Item 3.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending April 2, 2011.	☐	☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)	IF YOU PLAN ON ATTENDING THE 2010 ANNUAL MEETING, PLEASE CHECK THIS BOX.	☐

*Exceptions	ELECTRONIC ACCESS
	If you consent to use the Company’s Internet site to access all future Annual Reports and Proxy Statements, please mark this box.	☐

	Mark Here for Address Change or Comments SEE REVERSE	☐

Date	Share Owner sign here/Title	Co-Owner sign here/Title

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

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POLO RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Roger N. Farah, Tracey T. Travis and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 5, 2010 at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS, “FOR” THE ADOPTION OF THE 2010 LONG-TERM STOCK INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side

FOLD AND DETACH HERE